LEASE

BY AND BETWEEN

Ardenwood Ventures I, LLC,
a Delaware limited liability company

as Landlord

and

Personalis, Inc.,
a Delaware corporation

as Tenant

August 24, 2021

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Table of Contents

Page

Article 1	REFERENCE1
1.1	References1
Article 2	LEASED PREMISES, TERM AND POSSESSION3
2.1	Demise Of Leased Premises3
2.2	Right To Use Outside Areas3
2.3	Lease Commencement Date And Lease Term3
2.4	Delivery Of Possession3
2.5	Performance Of Improvement Work; Acceptance Of Possession4
2.6	Surrender Of Possession4
Article 3	RENT, LATE CHARGES AND SECURITY DEPOSITS4
3.1	Base Monthly Rent4
3.2	Additional Rent5
3.3	Year-End Adjustments5
3.4	Late Charge, And Interest On Rent In Default5
3.5	Payment Of Rent6
3.6	Prepaid Rent6
3.7	Security Deposit6
Article 4	USE OF LEASED PREMISES AND OUTSIDE AREA6
4.1	Permitted Use6
4.2	General Limitations On Use7
4.3	Noise And Emissions7
4.4	Trash Disposal7
4.5	Parking7
4.6	Signs7
4.7	Compliance With Laws And Restrictions8
4.8	Compliance With Insurance Requirements8
4.9	Landlord’s Right To Enter8
4.10	Use Of Outside Areas8
4.11	Environmental Protection8
4.12	Rules And Regulations10
4.13	Reservations10
Article 5	REPAIRS, MAINTENANCE, SERVICES AND UTILITIES10
5.1	Repair And Maintenance10
(a)	Tenant’s Obligations10
(b)	Landlord’s Obligation11
5.2	Utilities11
5.3	Security11
5.4	Energy And Resource Consumption11
5.5	Limitation Of Landlord’s Liability11
Article 6	ALTERATIONS AND IMPROVEMENTS12
6.1	By Tenant12
6.2	Ownership Of Improvements12

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6.3	Alterations Required By Law12
6.4	Liens13
Article 7	ASSIGNMENT AND SUBLETTING BY TENANT13
7.1	By Tenant13
7.2	Merger, Reorganization, or Sale of Assets13
7.3	Landlord’s Election14
7.4	Conditions To Landlord’s Consent14
7.5	Assignment Consideration And Excess Rentals Defined15
7.6	Payments15
7.7	Good Faith15
7.8	Effect Of Landlord’s Consent15
Article 8	LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY16
8.1	Limitation On Landlord’s Liability And Release16
8.2	Tenant’s Indemnification Of Landlord16
Article 9	INSURANCE17
9.1	Tenant’s Insurance17
9.2	Landlord’s Insurance18
9.3	Mutual Waiver Of Subrogation18
Article 10	DAMAGE TO LEASED PREMISES18
10.1	Landlord’s Duty To Restore18
10.2	Insurance Proceeds19
10.3	Landlord’s Right To Terminate19
10.4	Tenant’s Right To Terminate19
10.5	Tenant’s Waiver19
10.6	Abatement Of Rent19
Article 11	CONDEMNATION19
11.1	Tenant’s Right To Terminate19
11.2	Landlord’s Right To Terminate20
11.3	Restoration20
11.4	Temporary Taking20
11.5	Division Of Condemnation Award20
11.6	Abatement Of Rent20
11.7	Taking Defined20
Article 12	DEFAULT AND REMEDIES20
12.1	Events Of Tenant’s Default20
12.2	Landlord’s Remedies21
12.3	Landlord’s Default And Tenant’s Remedies23
12.4	Limitation Of Tenant’s Recourse23
12.5	Tenant’s Waiver23
Article 13	GENERAL PROVISIONS23
13.1	Taxes On Tenant’s Property23
13.2	Holding Over24
13.3	Subordination To Mortgages24
13.4	Tenant’s Attornment Upon Foreclosure24

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13.5	Mortgagee Protection25
13.6	Estoppel Certificate25
13.7	Tenant’s Financial Information25
13.8	Transfer By Landlord25
13.9	Force Majeure25
13.10	Notices26
13.11	Attorneys’ Fees and Costs26
13.12	Definitions26
(a)	Real Property Taxes26
(b)	Landlord’s Insurance Costs27
(c)	Property Maintenance Costs27
(d)	Property Operating Expenses27
(e)	Law27
(f)	Lender28
(g)	Rent28
(h)	Restrictions28
13.13	General Waivers28
13.14	Miscellaneous28
13.15	Patriot Act Compliance.29
Article 14	LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT29
14.1	Legal Authority29
14.2	Brokerage Commissions29
14.3	Entire Agreement30
14.4	Landlord’s Representations30
Article 15	OPTIONS TO EXTEND30
15.1	Option to Extend30
15.2	Fair Market Rent30
15.3	Tenant’s Election30
15.4	Rent Arbitration31
Article 16	TELECOMMUNICATIONS SERVICE32

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LEASE

THIS LEASE, dated August 24, 2021 for reference purposes only, is made by and between Ardenwood Ventures I, LLC, a Delaware limited liability company (“Landlord”) and Personalis, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

Article 1
REFERENCE

1.1References

.  All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Intended Commencement Date:	June 1, 2022
Term:	Thirteen (13) years and six (6) months
Lease Expiration Date:

Thirteen (13) years and six (6) months from the Lease Commencement Date (defined in Paragraph 2.3 below), unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.

Options to Extend:	Two (2) option(s) to extend, each for a term of five (5) years.
First Month’s Prepaid Rent:	$447,587.52, consisting of Base Monthly Rent of $372,989.60 and estimated Additional Rent of $74,597.92.
Tenant’s Security Deposit:	$1,790,350.08
Late Charge Amount:	Five Percent (5%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$10,000,000 Combined Single Limit
Tenant’s Broker(s):	Newmark
Landlord’s Broker:	Cushman & Wakefield
Property:

That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with the Building, which real property is shown on the Site Plan attached hereto as Exhibit A, is assigned Assessor’s Parcel No. 543-0439-146, and is commonly known as or otherwise described as follows:  6600 Dumbarton Circle, Fremont, California.  The Property consists of the Building and the Outside Areas.

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Building:	That certain two (2) story building currently existing on the Property (the “Building”), which Building is shown outlined on Exhibit A hereto.
Buildings:	The Building and the Proposed Building (as defined in Paragraph 16.1(a)).
Outside Areas:

The “Outside Areas” shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, circulation roads and ways, parking structures and surface parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Parking:

So long as Tenant’s Expense Share is 100%, Tenant shall be entitled to exclusively utilize all parking areas of the Property, subject only to Paragraph 2.2 and Article 18.  Notwithstanding the foregoing, at all times during the Lease Term, Landlord shall provide no less than 3.6 unreserved and unassigned parking spaces for each 1,000 rentable square feet of Leased Premises (the “Parking Ratio”), as the same may change from time to time in accordance with the terms of this Lease or an amendment hereto, such spaces to be located in the parking area of the Outside Areas.  For the avoidance of doubt, Tenant shall have rights to at least 392 unreserved parking spaces as of the date of this Lease.

HVAC:	Heating, ventilating, and/or air conditioning.
Leased Premises:

The entire Building, consisting of the exterior, including the roof, and all the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of 100,808 rentable square feet, which rentable square footage has been determined based on the Building Owners and Managers Association Standard Methods of Measurement – ANSI/BOMA Z65.1-2017 – Single Tenant – Gross Area, and, for purposes of this Lease, the Leased Premises is agreed to contain said number of rentable square feet .  The Leased Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto.  Recognizing that both Landlord and Tenant have agreed to the foregoing rentable square footage number and have agreed that there will be no re-measurement except as expressly provided above, Landlord has given Tenant the opportunity to measure the Leased Premises and has encouraged Tenant to do so, and Tenant hereby confirms that it has elected, in its sole discretion and without reliance on any representation by Landlord or its agents or any brokers, not to measure the Leased Premises.

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________________ Initials
Tenant’s Expense Share:

The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Buildings at the time of calculation.  Such percentage is currently 100%.  In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, or upon Commencement of Building 2 Construction (as defined in Paragraph 2.2), Tenant’s Expense Share shall be recalculated based on the planned square footage of the Proposed Building, to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%.

Standard Interest Rate:

The term “Standard Interest Rate” shall mean the greater of (a) 5%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus three percent (3%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:
Months Base Monthly Rent

1 through 6 $0.00

7 through 12 $277,500.00

13 through 24 $372,989.60

25 through 36 $384,179.29

37 through 48 $395,704.67

49 through 60 $407,575.81

61 through 72 $419,803.08

73 through 84 $432,397.17

85 through 96 $445,369.09

97 through 108 $458,730.16

109 through 120 $472,492.07

121 through 132 $486,666.83

133 through 144 $501,266.83

145 through 156 $516,304.84

157 through 162 $531,793.98

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Permitted Use:

General office, research and development (including genomic research), laboratory, manufacturing, and uses ancillary to each of the foregoing, to the extent in compliance with all Laws and Restrictions.

Submarket:	Tech-Industrial Districts of the City of Fremont, California.
Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:
Exhibit A - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.
Exhibit B – Draft Site Plan showing the proposed location of the Proposed Building.
Exhibit C – Work Letter
Exhibit D – Lease Commencement Date Certificate
Exhibit E – Sample Letter of Credit
Exhibit F – Form of Tenant Estoppel Certificate

Article 2
LEASED PREMISES, TERM AND POSSESSION

2.1Demise Of Leased Premises

.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, the Leased Premises.  Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Article 1 above and Paragraphs 2.2 and 4.10 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property and provided to Tenant in writing, which do not adversely affect Tenant’s use of or access to the Leased Premises or rights under this Lease, and (iv) except during the period(s) when the Tenant’s Expense Share shall equal 100%, including Tenant’s subtenants and

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assignees, all reasonable rules and regulations from time to time established by Landlord and provided to Tenant in writing.

2.2Right To Use Outside Areas

.  As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to access, use, and occupy portions of the Outside Areas in conjunction with its use of the Leased Premises, including outside storage of Tenant’s property and materials in compliance with all applicable Laws and Restrictions, solely for the purposes for which they were designed and intended and for no other purposes whatsoever.  Tenant’s right to so use the Outside Areas shall (i) be subject to the limitations on such use as set forth in Article 1, (ii) during any period that Tenant’s Expense Share is less than 100%, be subject to reasonable written rules and regulations established by Landlord, and (iii) shall terminate concurrently with any termination of this Lease.  Tenant shall be entitled to access to the Leased Premises, the loading docks of the Building, parking areas and the Generator Area (as defined below) seven (7) days per week, twenty-four (24) hours per day, every day of the year.  Landlord has informed Tenant that Landlord is presently considering developing a new, two-story building containing approximately 75,000 rentable square feet of space as preliminarily delineated on the Draft Site Plan attached hereto as Exhibit B (the “Proposed Building”).  Landlord’s development of the Proposed Building and all construction work and storage shall be subject to satisfaction of the Required Conditions (as defined in Paragraph 18.2 below).  Upon the date Landlord commences construction of the Proposed Building (the “Commencement of Building 2 Construction”), Tenant shall no longer have exclusive access to the Outside Area unless and until the date the Proposed Building is completed and added to the Leased Premises in accordance with Paragraph 16 below.  Upon the Commencement of Building 2 Construction, Tenant’s Expense Share shall be recalculated based upon the total square footage of the Building and the proposed square footage of the Proposed Building, as set forth in the construction plans.  In addition, Tenant’s Expense Share shall be recalculated upon Landlord’s substantial completion of the Proposed Building, and include the actual total square footage of the Proposed Building, as measured and certified by Landlord’s architect or general contractor.

During any period (“Tenant’s Exclusivity Period”) that both (i) Tenant’s Expense Share is 100% (including for such purposes the rentable square footage of subtenants and Permitted Occupants as defined in Paragraph 7.9 below), and (ii) the Proposed Building (as defined below) has been completed (or physical work on-site has not yet commenced) or Landlord has notified Tenant in writing that Landlord has decided not to develop the Proposed Building, the following shall apply, provided there is full compliance at all times with all applicable Laws and Restrictions, and subject to Landlord’s rights and obligations in this Lease (including but not limited to Landlord’s right to further develop the Property set forth in Article 18 below):

(a)After completion of development of (or the decision not to develop) the Proposed Building, and then for the duration of the Lease Term, including all extensions, renewals or additional terms, Tenant shall have the exclusive right to access, use and occupy all areas of the Property designated for Tenant’s off-site equipment, the loading docks for the Building and the Generator (as defined below), and all immediately surrounding areas of the Property.

(b)Tenant shall have the sole and exclusive access, use and occupancy of the Outside Areas, and Tenant may control access to the Outside Areas in its sole and absolute discretion.  In connection with Tenant’s access control of the Outside Areas and subject to Paragraphs 2.6 and 6.1, Tenant may add security gates at all driveways and points of vehicular ingress and egress to the Property.

2.3Lease Commencement Date And Lease Term

.  The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the later of the Intended Commencement Date, as set forth in Article 1, or the date Landlord substantially completes the “Landlord’s Work” described and defined in Paragraph 1 of the Work Letter attached as Exhibit C to

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and made a part of this Lease (the “Work Letter”), the terms and provisions of which are hereby incorporated into this Lease (such later date, the “Lease Commencement Date”); provided, however, that if the Landlord’s Work is not Substantially Completed on or prior to March 1, 2022 for any reason other than Tenant Delay (as defined in the Work Letter), and such failure actually delays Tenant’s completion of the Tenant Improvements, then the Lease Commencement Date shall be delayed by the number of days Tenant is so delayed in completing the Tenant Improvements.  Promptly upon request by the other after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit D attached hereto, provided that failure of the parties to execute a Lease Commencement Date Certificate shall not defer the Lease Commencement Date or otherwise invalidate this Lease.  The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1).  The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4Delivery Of Possession

. Landlord shall deliver to Tenant, and Tenant shall accept, possession of the Leased Premises in its AS IS condition one (1) business day after the Effective Date of this Lease (the “Delivery Date”), provided that Landlord shall remain obligated to complete the Landlord’s Work.  Landlord warrants to Tenant that upon delivery of the Leased Premises to Tenant on the Delivery Date, the base Building, structural portions of the Building and all plumbing, sewer, drainage, electrical, fire protection, passenger elevator, life safety, security systems and equipment, HVAC systems, and all other mechanical, electrical and communications systems and equipment of the Building (collectively, the “Building Systems”) shall be in good working condition and repair, the roof shall be water-tight, and the power facilities to the Building shall allow electrical capacity of at least 3,000 amps at 277/480 power (collectively, the “Landlord Warranty”).  The foregoing Landlord Warranty shall include Landlord’s obligation to obtain all permits and inspections necessary for the use of all passenger elevators within the Leased Premises, and shall expire twelve (12) months after the Lease Commencement Date, after which Landlord shall have no liability relating thereto except solely for (a) written claims (for matters covered by the Landlord Warranty) delivered to Landlord prior to said expiration date specifying the claimed issue in in reasonable detail and (b) Landlord’s maintenance obligations under this Lease.  Tenant and its contractors, subcontractors, agents, and employees shall be permitted to enter the Leased Premises from and after the Delivery Date for the purpose of constructing and installing the Tenant Improvements (as defined below), occupying and operating for the Permitted Use, and installing furniture, fixtures, and equipment (the “Early Access Period”), provided that (a) Tenant shall comply with all provisions of this Lease during the Early Access Period other than (i) the payment of Base Monthly Rent or Additional Rent (but Tenant shall pay for utilities after the Landlord’s Work has been substantially completed), and (ii) Paragraphs 5.1(a) and 5.2, and (b) such early access shall not unreasonably interfere with Landlord’s performance of the Landlord’s Work.  The parties agree to coordinate and reasonably cooperate to perform, and cause their contractors to perform, all work within the Leased Premises during the Early Access Period in a manner designed to minimize interference with the other party’s work. In the event such interference occurs, any delay caused thereby shall constitute a Tenant Delay (as defined in the Work Letter), and Landlord shall have the right to notify Tenant in writing of same, and if such interference is not remedied within two (2) business days after receipt of such notice, Tenant shall upon Landlord’s written request, cause all of the Tenant Parties (as defined in Paragraph 4.2 below) to vacate the Leased Premises until the Landlord’s Work (or the portion thereof to which such interference relates) is completed.

2.5Performance Of Improvement Work; Acceptance Of Possession

.  Tenant shall, pursuant to the Work Letter, be entitled to perform the work and make the installations in the Leased Premises substantially as set forth in Paragraph 2 of the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”). It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the

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condition called for hereunder, subject only to (a) Landlord’s completing the Landlord’s Work and (b) Landlord’s obligations with respect to the Landlord Warranty.  In addition, Landlord will be responsible for causing the exterior of the Building, the existing Building entrances, and all Outside Areas (including all parking areas) to be in compliance with applicable Laws, including the Americans with Disabilities Act of 1990, as amended, except to the extent non-compliance is a result of the Tenant Improvements; in other words, this obligation will be deemed satisfied if such compliance would have been achieved upon completion Landlord’s Work had work on the Tenant Improvements not yet been commenced.

2.6Surrender Of Possession

.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises and the Outside Areas, and shall vacate and surrender the Leased Premises, the Outside Areas and the Property to Landlord in good working condition, broom clean, reasonable wear and tear, casualty and condemnation excepted.  Tenant shall repair all damage to the Leased Premises, the exterior of the Buildings and the Outside Areas caused by Tenant’s removal of Tenant’s property.  Additionally, to the extent that Landlord shall have notified Tenant in writing at the time required under Paragraph 6.1, Tenant shall, upon the expiration or sooner termination of this Lease, remove any Required Removables (as defined below) and repair all damage caused by such removal.  Notwithstanding the foregoing, under no circumstance shall Tenant be required to remove or restore (or pay for any removal or restoration of) the Tenant Improvements or Permitted Alterations (as defined below).  Landlord shall be entitled to take this non-removal right of Tenant into account in approving any Tenant Improvements or alterations for which Landlord’s consent is required pursuant to this Lease or the Work Letter. If the Leased Premises, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this Lease at the expiration or sooner termination of this Lease, following thirty (30) days’ prior written notice to Tenant, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or applicable improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work.  Tenant shall be liable to Landlord for all third-party out-of-pocket costs incurred by Landlord in returning the Leased Premises and the Outside Areas to the required condition within thirty (30) days after Landlord’s billing Tenant for same.  Any amounts not so paid shall incur interest at the Default Interest Rate from the date overdue.  Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused.  If Tenant holds over without Landlord’s permission following the expiration or sooner termination of this Lease, such holdover shall be an Event of Default by Tenant requiring no notice from Landlord, and Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant.

2.7Accessibility

.  In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, the Leased Premises have not been inspected by a Certified Access Specialist (as defined in California Civil Code Section 55.52(3)) (“CASp”).  Civil Code Section 1938(e) provides:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the

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CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASP inspection, (i) the CASP inspection shall be at Tenant’s sole cost and expense, (ii) the inspection shall be performed by a CASp that is currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day’s prior written notice to Landlord, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the “CASp Report”), and (v) Tenant shall be solely responsible for making any repair or modifications to the Leased Premises necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report, except to the extent such correction obligations are required of Landlord under a different section of this Lease (the “Required Modifications”), and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability during the Lease Term resulting from Tenant’s failure to make such repairs.  The Required Modifications shall not proceed until Landlord has approved in writing: (i) Tenant’s contractor, and (ii) reasonably complete and detailed plans and specifications for the Required Modifications.  The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of this Lease, including without limitation Article 6 of this Lease.  At Landlord’s sole discretion, Landlord may elect to complete the Required Modifications.  If Landlord elects to complete the Required Modifications, Landlord may forward invoices and bills for the expenses of the Required Modifications to Tenant, and Tenant shall, as Additional Rent (as defined below), pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord.

Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report.  Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report, except as may be reasonably necessary in connection with Tenant’s enforcement of rights under this Lease.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

Article 3
RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1Base Monthly Rent

.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1. As reflected in Article 1, the Base Monthly Rent for months 1 through 6 is fully abated, and the Base Monthly Rent for months 7 through 12 is payable only on 75,000 rentable square feet of the Leased Premises.

3.2Additional Rent

.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a)An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord.  Payment shall be made by Tenant as follows:  Landlord shall

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deliver to Tenant a reasonably detailed statement of Landlord’s reasonable estimate of Property Operating Expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may reasonably determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such Property Operating Expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time;

(b)Landlord’s share of the assignment consideration or excess rentals received by Tenant upon certain assignments and sublettings as required by Article 7; and

(c)Any legal fees, costs, and other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Landlord shall pay Real Property Taxes prior to delinquency directly to the applicable taxing authority, and Tenant shall reimburse Landlord for such payments in accordance with subparagraph (a) above.   Notwithstanding the foregoing, under no circumstance shall Tenant be responsible for any fines, penalties, interest and damages for late payment of such Real Property Taxes due to Landlord’s failure to timely comply with its obligation to pay Real Property Taxes.

3.3Year-End Adjustments

.

(a)Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement (the “Year-End Statement”) setting forth (i) the amount of such expenses actually paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period.  If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days of such statement.  If such Year-End Statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

(b)Landlord agrees to retain the books and records substantiating the Property Operating Expenses incurred in each calendar year for a period of at least one (1) year from the date Landlord submits a Year-End Statement to Tenant.  Tenant or its designee shall have the right, for one hundred eighty (180) days after receipt of the Year-End Statement, during business hours and upon reasonable prior notice, from time to time to inspect Landlord’s books and records relating to Property Operating Expenses (a “Tenant Review”), and/or to have such books and records audited (a “Third-Party Audit”) at Tenant’s expense by an unaffiliated, third party certified public accountant who is not compensated on any type of contingent basis, designated by Tenant and approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed.  A Tenant Review will not be binding on Landlord or Tenant.  Subject to Landlord’s contest right set forth in the following paragraph: (a) any Third-Party Audit that discloses a discrepancy in Landlord’s favor (i.e., an overcharge) of more than three percent (3%) in the annual Property Operating Expenses shall be at Landlord’s expense and Landlord shall reimburse Tenant for the cost of such Third-Party Audit within thirty (30) days after the results of the Third-Party Audit are delivered, (b) any undercharge disclosed by such Third-Party Audit shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the results of the Third-Party Audit are delivered, and (c) any overcharge disclosed by such Third-Party Audit shall be promptly corrected by a credit against the next payment(s) of rent hereunder or (at Tenant’s election) a refund from Landlord of the overpaid amount within thirty (30) days, as may be applicable.  In the event Tenant does not complete a Third-Party Audit and contest a Year-End Statement

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within one hundred eighty (180) days after Tenant’s receipt of same, such statement shall become binding and conclusive on both Landlord and Tenant.  In the event Landlord shall fail to invoice Tenant for any additional rent pursuant to this Paragraph or Paragraph 3.2 within one (1) year, then Landlord shall be deemed to have waived its right to collect such additional rent.  In addition, in the event that Landlord shall fail to invoice Tenant for any additional rent pursuant to this Paragraph or Paragraph 3.2 within six (6) months following the expiration or termination of the term of this Lease, then Landlord shall be deemed to have waived its right to collect such additional rent.

(c)Landlord shall have the right to contest the results of Tenant’s Third-Party Audit and thereafter promptly have an audit performed (“Landlord’s Audit”) by an unaffiliated, third party certified public accountant who is not compensated on any type of contingent basis, designated by Landlord and approved by Tenant which approval shall not be unreasonably withheld, conditioned or delayed.  In such case, the results of Landlord’s Audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above. Tenant shall pay the cost of Landlord’s Audit if Landlord’s Audit confirms the accuracy of the Year-End Statement or that Tenant was undercharged by Landlord; otherwise Landlord shall pay the cost of Landlord’s Audit. In the event Landlord does not commence a Landlord’s Audit and contest Tenant’s Third-Party Audit within ninety (90) days after Landlord’s receipt of same, such Third-Party Audit shall become binding and conclusive on both Landlord and Tenant.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4Late Charge, And Interest On Rent In Default

.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix.  Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) business days after the same becomes due, such overdue amount shall incur a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount”; provided, however, with regard to the first two (2) failures to timely pay in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure to pay within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease.  If any rent remains delinquent for a period in excess of five (5) business days following notice that the same was not paid when due, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) business day at the Default Interest Rate until paid.

3.5Payment Of Rent

.  Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord by ACH debit from Tenant’s designated bank account.  Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.  The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

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3.6Prepaid Rent

.  Tenant shall, concurrently with Tenant’s execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first installment of Base Monthly Rent and Additional Rent due hereunder.

3.7Security Deposit

.

(a)Tenant shall deposit concurrently with Tenant’s execution of this Lease, with Landlord, the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.  Provided that a monetary or material non-monetary Event of Default (as defined in Paragraph 12.1 below) has not occurred during the first sixty (60) months of the Lease Term, the Security Deposit shall be reduced to fifty percent (50%) of the original amount thereof to $895,175.04, effective as of the first business day of month sixty-one (61) of the Lease Term (the “Security Burndown”), and the excess above such amount shall be deemed immediately released and applied to Tenant’s Rent due under this Lease.  Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof.  Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default (beyond all applicable notice and cure periods expressly set forth in this Lease) by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises or the Outside Areas caused or permitted to occur by Tenant in violation of this Lease; (iii) to clean and restore and repair the Leased Premises or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant under this Lease (beyond all applicable notice and cure periods expressly set forth in this Lease) including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other actual out-of-pocket expense, loss or damage which Landlord may suffer due to an Event of Default.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute.  In the event the Security Deposit or any portion thereof is so used, Tenant shall deposit with Landlord, within ten (10) business days after written demand therefor, an amount in cash sufficient to restore the Security Deposit to the applicable full sum (as may be, or have been, reduced as of month sixty-one (61) of the Lease Term).  Landlord shall not be deemed a trustee of the Security Deposit.  Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts.  If Landlord transfers the Building or the Property during the Lease Term, Landlord may assign its interest in the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.  Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other Events of Default, deduct any damages, and prepare a final accounting with respect to the Security Deposit.  In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(b)The Security Deposit may be in the form of cash or a clean, unconditional, irrevocable, transferable, letter of credit in lieu of cash for the Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its reasonable discretion, substantially in the form attached as Exhibit E attached hereto. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord.

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Tenant may at any time, except during the pendency of an uncured Event of Default, deliver the Letter of Credit in place of entire Security Deposit, as follows:

(i)If Tenant elects to deliver Letter of Credit, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is one (1) month after the then-current Lease Expiration Date, a letter of credit in the required form issued by Bank of America or another issuer reasonably satisfactory to Landlord (“Bank”), in the applicable amount of the Security Deposit, with an initial term of at least one year.  Landlord may require the Letter of Credit to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the Letter of Credit is or may soon become insolvent; provided, however, Landlord shall return the existing Letter of Credit to the existing issuer immediately upon receipt of the substitute Letter of Credit.  If any issuer of the Letter of Credit shall become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of notice from Landlord) substitute Letter of Credit issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Paragraph 3.7.  As used herein with respect to the issuer of the Letter of Credit, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  If, at the Lease Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such Letter of Credit from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the Letter of Credit.  Tenant shall reimburse Landlord’s reasonable, out-of-pocket legal costs incurred in handling Landlord’s acceptance of Letter of Credit or its replacement or extension, not to exceed Two Thousand Dollars ($2,000.00) in any particular instance.

(ii)If Tenant delivers to Landlord satisfactory Letter of Credit in place of the entire Security Deposit, Landlord shall promptly remit to Tenant any cash Security Deposit Landlord previously held.

(iii)Landlord may draw upon the Letter of Credit, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (A) an uncured Event of Default exists, (B) as of the date that is forty-five (45) days before any Letter of Credit expires (even if such scheduled expiry date is after the Lease Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such Letter of Credit, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Lease Expiration Date or (2) the date that is one year after the then-current expiry date of the Letter of Credit, (C) the Letter of Credit provides for automatic renewals, Landlord asks the issuer to confirm the current Letter of Credit expiry date in accordance with the issuer’s policies for such requests, and the issuer fails to respond within ten (10) business days, (D) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the Letter of Credit or (E) the issuer of the Letter of Credit ceases, or announces that it will cease, to maintain an office in the San Francisco Bay Area where Landlord may present drafts under the Letter of Credit (and fails to permit drawing upon the Letter of Credit by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Landlord to draw the Letter of Credit under specified circumstances.

(iv)Tenant hereby waives any right to protest the Issuer’s honoring of the Letter of Credit and shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under Letter of Credit.  Landlord shall hold and apply the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement Letter of Credit simultaneously with the return to Tenant of the

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wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the Letter of Credit that Landlord’s draw was erroneous.

(v)If Landlord transfers its interest in the Leased Premises and the transferee assumes Landlord’s obligations under the Lease accruing from and after the transfer, then Tenant shall at Tenant’s expense, within five (5) business days after receiving written request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the Letter of Credit naming Landlord’s transferee as substitute beneficiary.  If the required Security Deposit changes while Letter of Credit is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the Letter of Credit.

(vi)In connection with the Security Burndown, the amount of any Letter of Credit deposited with Landlord, if any, will be likewise reduced to fifty percent (50%) of the original amount of the Security Deposit to $895,175.04.  The Letter of Credit, as it may be reduced in accordance with the foregoing, shall continue to be held by Landlord throughout the Lease Term.  Following such reduction, Tenant shall deliver a replacement of the Letter of Credit in the reduced amount and Landlord shall promptly thereafter return to Tenant the prior Letter of Credit then held by Landlord.

Article 4
USE OF LEASED PREMISES AND OUTSIDE AREA

4.1Permitted Use

.  Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever.  Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises and for no other purposes whatsoever.

4.2General Limitations On Use

.  Tenant shall not do or affirmatively permit anything to be done in or about the Leased Premises, or the Outside Areas during Tenant’s exclusive use of the Outside Areas or the Property, which does or could (i) jeopardize the structural integrity of the Buildings or (ii) cause material damage to any part of the Leased Premises, the Buildings, the Outside Areas or the Property.  Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, or HVAC systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building.  Tenant shall not make any penetrations of the exterior walls or roof of the Building without the prior written consent of Landlord in accordance with Paragraph 6.1.  Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components.  Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property provided, however, that the foregoing is not intended to prevent Tenant from handling and disposing of (a) ordinary office and cleaning supplies in compliance with all Laws and Restrictions, and (b) those Hazardous Materials listed in the Hazardous Materials management plan described in, and in accordance with, Paragraph 4.11(b) below.  Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property.  Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises other than in compliance with all applicable Laws.  Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Leased Premises, the Outside Areas or the Property.

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4.3Noise And Emissions

.  All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties.  All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4Trash Disposal

.  Tenant shall obtain trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste.  All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas; provided, however, that so long as Tenant’s Expense Share is 100%, such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner to minimize visibility from outside of such areas), and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property.  Tenant shall keep the Leased Premises and the Outside Areas in a reasonably clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5Parking

.  Tenant shall not, at any time, park or permit to be parked any inoperable passenger vehicles or recreational vehicles in the Outside Areas or on any portion of the Property.  Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein.  If Tenant or its employees park any such vehicles within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant three (3) days (or any applicable statutory notice period, if longer than three (3) days) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property.  Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein.  Tenant shall have the right to install electric vehicle charging stations (“ECV Stations”) on the Property at Tenant’s sole cost (including without limitation costs of trenching, running conduit, tying in to Building power, repairing and replacing curbs and pavement, etc.), the total number of such ECV Stations being subject to Landlord’s reasonable approval.  At or after such time, if any, that Tenant’s Expense Share is less than 100%, Landlord may grant easements and access rights to others for use of the parking areas on the Property, provided that the Required Conditions (as defined in Paragraph 18.2 below) are satisfied. During any Tenant’s Exclusivity Period, Tenant shall have the sole and exclusive access, use and occupancy of all parking areas of the Property and the right at its sole cost and risk, to control all access to the parking areas and tow any unauthorized vehicles, pursuant to parking rules and regulations in place by Tenant.  Notwithstanding anything herein to the contrary, the ECV Stations shall be for Tenant’s sole and exclusive use, and at all times during the Term, the ECV Stations shall remain the property of Tenant and Tenant shall have the right to control access to the ECV Stations and tow any unauthorized vehicles parked at the ECV Stations.

4.6Signs

.  Subject to the other terms and conditions of this Paragraph 4.6, Tenant, at Tenant’s sole cost and expense, shall be entitled to place its name on the façade of the Building and on any monument signage installed by Landlord or Tenant on the Property, in each case to the extent in compliance with all Laws and Restrictions, including all signage requirements of the City of Fremont.  The size, location, and configuration of all signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and shall be governed by and subject to the rules, regulations and permit requirements of the City of Fremont.  All of the foregoing rights set

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forth in this paragraph shall be personal to Personalis, Inc., and no other party shall have any such right, except for an approved assignee.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises, except as expressly allowed pursuant to this Paragraph 4.6.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property, any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval.  Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in compliance with Landlord’s approval and any applicable Laws and Restrictions.  Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such the sign was so affixed) to its original condition.  Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to substantially similar condition to the surrounding areas, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.  Notwithstanding the signage rights granted to Tenant pursuant to this Paragraph 4.6, Landlord reserves and retains the right to place Landlord’s name and/or ownership affiliation in the Outside Areas, at Landlord’s sole cost and expense (and not part of Property Operating Expenses) as determined in Landlord’s discretion and reasonably approved by Tenant; provided that Landlord may not place its name and/or affiliation on the exterior of the Building.

4.7Compliance With Laws And Restrictions

.  Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Outside Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply, except to the extent caused by Landlord’s gross negligence or willful misconduct or breach of Landlord’s Warranty.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.  The parties acknowledge and agree that Tenant intends to use the Building for, among other things, laboratory and research purposes.  Landlord shall, at no liability or out-of-pocket cost to Landlord, reasonably cooperate with Tenant to obtain any and all permits, authorizations, commissioning or other approvals from applicable governmental authorities Tenant deems reasonably necessary for Tenant’s intended use of the Leased Premises.

4.8Compliance With Insurance Requirements

.  With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor affirmatively permit (unless the Tenant’s Expense Share is 100%, then Tenant shall not permit or suffer) any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could reasonably be expected to result in the termination of the coverage afforded under any of such policies, (iii) could reasonably be expected to give to the insurance carrier the right to cancel any of such policies, or (iv) increases the rates (over standard rates) charged for the coverage afforded under any of such policies.  Tenant shall comply with all reasonable and written requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

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4.9Landlord’s Right To Enter

.  Landlord and its agents shall have the right to enter the Leased Premises and Tenant’s exclusive use areas of the Property during normal business hours after giving Tenant reasonable written notice (i.e., not less than 24 hours’ notice except in case of emergency) and subject to Tenant’s reasonable safety and security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees, or, during the last nine (9) months of the Lease Term, tenants; (iii) making necessary alterations, additions or repairs as required by Landlord under this Lease; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so following all applicable notice and cure periods expressly set forth in this Lease.  Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable safety and security measures and Landlord’s compliance with this paragraph, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall also have the right, upon reasonable advance notice to Tenant in compliance with this paragraph, to access the Building’s vertical risers and the interstitial space above Tenant’s acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines . Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Buildings and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) business days’ prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) business day after the commencement of such work); and (iii) supplying any services to be provided by Landlord pursuant to this Lease.  Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.   Landlord shall conduct all of Landlord’s activities at the Property (subject to Article 18) or on the Leased Premises during such period of entry in a manner reasonably designed to cause minimal interference to Tenant and Tenant’s use of the Leased Premises.  Tenant shall have the right to have an employee or representative of Tenant present to escort Landlord during any such entry onto the Leased Premises.

4.10Use Of Outside Areas

.

(a)Tenant, in its use of the Outside Areas, shall use commercially reasonable efforts to keep the Outside Areas in a safe condition free and clear of all debris, trash (except within existing enclosed trash areas), inoperable passenger vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant.  If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.  Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result, provided such easements do not reduce the number of parking spaces allocated to Tenant in Article 1 or materially and negatively impact Tenant’s access to the Leased Premises or rights to use the Outside Area.

(b)At or after such time, if any, that Tenant’s Expense Share is less than 100%, Landlord may grant easements and access rights to others for use of the parking areas on the Property, provided that the Required Conditions (as defined in Paragraph 18.2 below) are satisfied.  During Tenant’s Exclusivity Period (i) Landlord shall not grant any easements or other rights giving any party rights to access, use or possess the Outside Areas (except as may be required by municipalities or for utilities), and (ii) Tenant shall have the right, but not the obligation, to alter or improve the Outside Areas in accordance with Paragraph 6.1.  Landlord acknowledges and agrees that Tenant may utilize the portions of the Outside Areas so noted on the Site Plan for the Permitted Use, including laboratory

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research and development to the extent in compliance with all Laws and Restrictions.  In connection with such use of the Outside Areas, Tenant may utilize trailers and other mobile units in compliance with all applicable Laws and Restrictions and all of the terms and conditions of this Lease, provided that no such use of the Outside Areas shall be deemed to increase the amount of Monthly Base Rent under this Lease.  Landlord hereby expressly agrees that any such business operations in the Outside Areas conducted in compliance with the requirements set forth above and/or elsewhere in this Lease shall not be a default of this Lease.

(c)Subject to complying with Paragraphs 2.6 and 6.1, Tenant shall have the right at its sole cost and expense to install an electrical generator (the “Generator”) and certain other mechanical equipment on the roof of the Building, in the portion of the Outside Areas so noted on the Site Plan, or in another location mutually agreed to by the parties (the “Generator Area”), subject to Landlord’s approval in its sole but good faith discretion, of the Generator’s design (including aesthetic screening) and construction, and of any connections between the Leased Premises and the Generator and any penetrations to the Building walls, roof, or structure required in connection therewith. If the Generator or other mechanical equipment is located on any parking areas of the Property, then such lost parking spaces shall be counted towards satisfying Tenant’s parking allocation under Article 1 hereof.

4.11Environmental Protection

.  Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules, excepting customary office and cleaning materials in commercially reasonable amounts for Tenant’s use of the Leased Premises to the extent used and disposed of in accordance with all applicable Laws.  Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable

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explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Tenant’s Hazardous Materials at the Property; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or the Buildings or the Property (including any parking garage) by Hazardous Materials (x) existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date), (y) that have migrated from outside the Leased Premises not caused by Tenant or the Tenant Parties, or (z) used, stored, disposed or otherwise released by Landlord’s or any Landlord Party, excepting only contamination caused or permitted by Tenant or the Tenant Parties.  Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord within thirty (30) days after mutual execution and delivery of this Lease and update at least annually with Landlord and after any new Hazardous Materials are brought to the Leased Premises (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction.  Landlord agrees to reasonably cooperate with Tenant, at no liability and at material cost to Landlord, in obtaining any permits required by applicable Law for the use of the Leased Premises by Tenant for the Permitted Use, such cooperation to exclude executing or joining in the execution of such applications and other documentation, provided that if Tenant is required by Laws to obtain a conditional use permit or other similar land use approval in order to use the Leased Premises for the Permitted Use and in connection therewith the applicable governmental agency requires Landlord, as owner, to sign a consent or similar document, then Landlord will agree to act reasonably, at no liability and at material cost to Landlord, in connection with such requirement. In no event shall Tenant or any of the Tenant Parties conduct any invasive or destructive environmental tests of the Leased Premises or cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials.  Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials.  If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.  Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition as required under applicable Law.

(c)Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant.  Tenant shall apply for and shall obtain from all appropriate regulatory authorities

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(including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Leased Premises and shall take all other actions as may be required to complete the closure of the Leased Premises.  In addition, if Landlord reasonably believes that Tenant has caused or permitted contamination of the Leased Premises or Property, then at Landlord’s request, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d)At any time prior to expiration of the Lease Term, if Landlord reasonably believes Tenant has caused or permitted contamination of the Leased Premises, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises (or exclusive use areas of the Property, if any, noted on the Site Plan), Landlord shall have the right to enter in and upon the Property and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof.  Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant.

(e)Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance, provided that such voluntary cooperation does not materially interfere with Tenant’s use of or access to the Leased Premises.  Tenant agrees to reasonably cooperate with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12Rules And Regulations

.  In the event the Tenant Expense Share shall no longer be equal to 100%, including Tenant’s subtenants and assignees, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property.  Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations.  A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13Reservations

.  Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord reasonably deems necessary, and to cause the recordation of parcel maps and restrictions, so long as the Required Conditions (as defined in Article 18) are satisfied.

Article 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

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5.1Repair And Maintenance

.  Except in the case of damage to or destruction of the Leased Premises, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Outside Areas, and the Property.

(a)Tenant’s Obligations

.  Except to the extent an obligation of Landlord pursuant to Paragraph 5.1(b) below, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting systems, fixtures, bulbs and lamps, elevators, and all HVAC equipment, and (vi) all entranceways to the Leased Premises.  Tenant, at its option, shall hire, at Tenant’s sole cost and expense, (x) a licensed HVAC contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises, and (y) a licensed elevator contractor to regularly and periodically (not less frequently than every six months) inspect and perform required maintenance on the elevators and related systems within the Building, provided that for clauses (x) and (y), such contractors shall be reasonably approved by Landlord.  Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages.  If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.  All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b)Landlord’s Obligation

.  Landlord shall, at all times during the Lease Term, maintain in good condition and repair, and at its sole cost and expense except as hereinafter provided: (i) the load-bearing walls (excluding paint, caulking, and sealant), foundation, and structural elements of the roof and slab, of the Building, and (ii) the surface elements of the roof of the Building (i.e., the roof membrane), (iii) utility mains servicing the Building, including sewer lines and electrical service exterior to the Building, (iv) exterior portions of Building Systems (excluding HVAC), and (v) all of the Outside Areas, including the parking lot surfaces, landscaping and all outdoor facilities.   Landlord shall regularly and periodically sweep and clean the driveways and parking areas.  The costs incurred by Landlord for maintenance, repair, or replacement of the elements set forth in clause (i) above shall not be passed through to Tenant except to the extent necessitated by uninsured damage caused by the negligence or willful misconduct of Tenant or any of the Tenant Parties.  In addition, the provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in the maintenance, repair, or replacement of the elements set forth in clauses (ii) through (v) above.  Landlord shall maintain the Property in accordance with the Operating Standards (as defined below).  In the event Tenant does not elect to hire a contractor under clauses (x) and (y) of Paragraph 5.1(a) above, Landlord may hire any such contractor.  Notwithstanding anything to the contrary contained in this Lease, if, at any time during the Lease Term, the repair costs for (A) the HVAC units, (B) the roof and/or the roof membrane, or (C) any of the passenger elevators of the Building meets or exceeds or are anticipated to meet or exceed fifty percent (50%) of the estimated replacement cost of such items (A) through (C), respectively, then Landlord shall agree to replace such items pursuant to this Paragraph 5.1(b).  If the foregoing sentence is satisfied, then Landlord shall promptly engage a licensed contractor to replace such items necessary for the safe and

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efficient use of such items (A) through (C) at Landlord’s cost, provided that such costs shall be amortized over the estimated useful life of such replacements (as determined in accordance with generally accepted accounting principles consistently applied) with interest at the Standard Rate and apportioned to Tenant to be reimbursed to Landlord over such remainder of the Term of this Lease as Property Maintenance Costs.  If Landlord shall fail to perform any required maintenance or fail to make repairs or replacements required of it pursuant to this paragraph within thirty (30) days following notice from Tenant to do so (or within a reasonable amount of time in the event of any emergency, which may be less than 24 hours’ notice), then unless Landlord objects in writing to the need or responsibility for such maintenance or repair (except in the event of any emergency), Tenant may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repair or replacements and all costs incurred by Tenant in connection therewith shall be reimbursed by Landlord within thirty (30) days after Tenant’s demand for same.  In the event Landlord shall fail to reimburse such costs in accordance with the preceding sentence, Tenant may offset such amount against Rent under this Lease, on the condition that in no event shall any single offset amount exceed 40% of the Base Monthly Rent, it being agreed that Tenant may continue to offset on a monthly basis until the full amount has been exhausted.

(c)Quality of Landlord Services

(d).  All services provided and all maintenance of the Buildings and the Outside Areas performed by Landlord pursuant to the terms of this Lease shall be of a quality level consistent in all material respects with the standards from time to time applicable to the operation of similar Class A laboratory and research buildings in the Submarket (the “Operating Standards”). Landlord shall manage and operate the Property in accordance with prudent management and operation practices similar to those utilized by landlords of comparable buildings in the Submarket.

5.2Utilities

.  Tenant shall arrange at its sole cost and expense and in its own name, for the supply of water, sewer, gas, electricity, telephone, wifi and other telecommunications to the Leased Premises, and for trash pick-up and disposal, and any other utility, janitorial, or other third-party service. Tenant shall be responsible for determining if the local supplier of the foregoing items can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs.  Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs.  Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3Security

.  Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Buildings, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts.  To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.  In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4Energy And Resource Consumption

.

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(a)Energy Consumption Reduction Efforts.  Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation.  Tenant agrees to use commercially reasonable efforts to cooperate with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical and HVAC systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources; provided that the same do not materially interfere with Tenant’s business operations at the Property.

(b)Tenant Utility Usage Data Reporting.  If Tenant is billed directly by a utility company with respect to Tenant’s electricity and natural gas/propane usage at the Leased Premises, then, promptly following Landlord’s written request, Tenant shall provide, at no out-of-pocket cost to Tenant, its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.

5.5Limitation Of Landlord’s Liability

.  Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant’s or any Tenant Parties’ business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent, except as expressly provided to the contrary in this Lease, by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Buildings or the Outside Areas, or the protection of Tenant’s property or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Buildings, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Buildings, the Outside Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord or its agents), each except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties.  Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof as a result of a Trigger Event (as defined below), then Tenant shall give Landlord written notice thereof and if such Trigger Event continues for five (5) consecutive business days (such period herein called the “Eligibility Period”), then Tenant’s Base Monthly Rent and Tenant’s obligation to pay Property Operating Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such period of time that Tenant continues to be so prevented from using, and does not actually use, the Leased Premises or a portion thereof, in the proportion that the rentable area of the portion of the Leased Premises that Tenant is prevented from using bears to the total rentable area of the Leased Premises. As used herein, the term “Trigger Event” means any of the following events: (1) any prevention by Landlord of Tenant’s access to the Leased Premises or the Property that materially impacts or interrupts Tenant’s use of the Leased Premises, unless such failure is a result of any Laws or Restrictions, (2) Landlord’s failure to perform Landlord’s repair and maintenance obligations hereunder if such failure continues beyond any applicable notice and cure period and (3) a disruption of utilities to the Leased Premises, and such disruption is caused solely by the intentional acts, gross negligence or willful misconduct of Landlord or any of Landlord’s employees, agents, contractors, or subcontractors (collectively “Landlord Parties”).

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Article 6
ALTERATIONS AND IMPROVEMENTS

6.1By Tenant

.  This Paragraph 6.1 does not relate to the Tenant Improvements installed in accordance with and pursuant to the Work Letter, but to alterations, modifications, and improvements made after the date the Tenant Improvements are substantially completed.  Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any alterations to or modifications of the Leased Premises or the Property, or construct any improvements within the Leased Premises or Tenant’s exclusive use areas of the Property until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion as to alterations, modifications, and improvements which affect the Building structure or materially affect Building systems, and otherwise such approval shall not be unreasonably withheld, conditioned or delayed.  Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease.  If such additional request is not included, Landlord may make such election at least sixty (60) days prior to the expiration, or ten (10) days after the earlier termination, of this Lease. If and only if, Landlord shall have notified Tenant in writing at the time Landlord provided consent to any modifications, alterations or improvements to be made by Tenant, that they would have to be removed, Tenant shall, upon the expiration or sooner termination of this Lease, remove any such modifications, alterations or improvements constructed or installed by Tenant (“Required Removables”) and repair all damage caused by such removal.  For the avoidance of doubt, under no circumstance shall Tenant be required to remove or restore (or pay for any removal or restoration of) the Tenant Improvements, the ECV Stations, or any Permitted Alterations. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor reasonably satisfactory to Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor, if any.  All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using materials of as good or better quality existing in the Building.  Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.  As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.  Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to make modifications, alterations and/or improvements to the Leased Premises and any exclusive use areas of the Outside Areas so noted on the Site Plan without Landlord’s consent if such modifications, alterations and/or improvements will not (a) affect the Building Systems in any material way or the structural components of the Building or (b) cost more than $250,000 in the aggregate in any consecutive twelve (12) month period, provided (i) that prior to making any such modifications, alterations and/or improvements, Tenant (A) provides Landlord ten (10) business days’ prior written notice of its intent to do so (which notice shall include a reasonably detailed description of the work to be made by Tenant), and (B) shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for such modifications, alterations and/or improvements, and shall have provided copies of such approvals and permits to Landlord prior to commencing any work, (ii) all such modifications, alterations and/or improvements are made in compliance with the provisions and restrictions set forth in this Paragraph

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6.1 other than obtaining Landlord consent and any requirement for removal upon the expiration or sooner termination of this Lease, and (iii)  Tenant shall notify Landlord in writing within thirty (30) days after completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made (collectively, “Permitted Alterations”). Notwithstanding the foregoing, Tenant shall have the right to install an electronic badge security system for the entry points to and within the Leased Premises.

6.2Ownership Of Improvements

.  All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than the ECV Stations, Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term.  Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above.  At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than the ECV Stations, Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same.  Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord.  All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord.  All lighting, plumbing, electrical, and HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3Alterations Required By Law

.  Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Building, the Outside Areas or the Property that are required by any Law because of (i) Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.  If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4Liens

.  Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property.  If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) business days after the sooner of Tenant’s receipt of written notice of such lien, or Tenant obtaining actual knowledge of such lien.  Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

Article 7
ASSIGNMENT AND SUBLETTING BY TENANT

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7.1By Tenant

.  Except as set forth in this Article 7 to the contrary, Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Leased Premises by any person or entity other than Tenant or Permitted Transferees (as defined below), whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.  Any prohibited attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant or Permitted Occupants, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease.  The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease.  Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)the proposed assignee or sublessee is a governmental agency;

(b)in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would materially lessen the value of the leasehold improvements in the Leased Premises, or would require substantially increased services by Landlord;

(c)in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the minimum credit standards reasonably applied by Landlord across all of its properties in a nondiscriminatory manner;

(d)the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten (10) years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)Landlord (or any of its affiliates) has experienced a previous material default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(f)in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g)the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;

(h)the proposed assignee or sublessee is a current tenant at the Property;

(i)the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j)Tenant is in default of any monetary obligation of Tenant under this Lease beyond all applicable notice and cure periods, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

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(k)in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises costing in excess of $100,000.

7.2Merger, Reorganization, or Sale of Assets

.

(a)Subject to paragraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of or other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  The phrase “controlling percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant.  If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  If Tenant’s stock is no longer publicly-traded, following Landlord’s request from time to time (but not more than once per calendar year except in connection with a potential sale or refinancing by Landlord or Event of Default by Tenant), Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief financial officer, which shall provide the following information: (1) the names of all of Tenant’s shareholders and their ownership interests at the time thereof; (2) the state in which Tenant is incorporated; (3) the location of Tenant’s principal place of business; (4) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (5) any other information regarding Tenant’s ownership that Landlord reasonably requests.  If Tenant’s stock is no longer publicly-traded prior to or upon closing of such acquisition, in the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such assignment of this Lease that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

(b)Notwithstanding subparagraph (a) above, for so long as Tenant is a publicly-traded company on a nationally-recognized securities exchange, any over-the-counter transfer of Tenant’s stock (or that of its Assignee Affiliates) whatsoever shall not be deemed a transfer or assignment under this Lease and, for the avoidance of doubt, shall not require Landlord’s consent.  In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord’s prior written consent, sublet the Leased Premises or assign this Lease to (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, (iii) a merger, consolidation, or nonbankruptcy reorganization by Tenant where Tenant is the surviving entity, or (iv) a purchaser of all or substantially all of Tenant’s assets or stock, provided in all cases (i), (ii) and (iv) that (A) the successor entity, assignee or purchaser assumes in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease, and (B) the entity with the greatest net worth involved directly or indirectly in the ownership and/or control of the acquiring, merged, reorganized, or consolidated entity immediately prior to and as of the closing of the relevant transaction (hereafter, the “Assignee Affiliate”), shall have unconditionally assumed in writing or guaranteed for the benefit of Landlord, in a form reasonably acceptable to Landlord, this Lease and all of Tenant’s obligations under this Lease.  If any assignment or subleasing occurs without such an assumption and/or without Landlord’s consent as required in Paragraph 7.1 above as supplemented by this Paragraph 7.2, Tenant shall be deemed for all purposes to be in material default under this Lease and the Assignee Affiliate (and the successor entity, assignee, purchaser or subtenant)

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shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease.

7.3Landlord’s Election

.  If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises and has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, the most recent financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) in the case of an assignment only, terminate this Lease, such termination to be effective on the date specified in Tenant’s notice as the intended effective date of the assignment.  During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant.  In addition, if Landlord’s consent is required with respect to an assignment or subletting as provided in this Paragraph 7 and Landlord fails to respond to Tenant’s request for consent within thirty (30) days of Tenant’s request and submission of the documents thereto, Tenant may send a second written request, which request shall contain, in bold, capital letters, the following: “SECOND NOTICE DELIVERED PURSUANT TO PARAGRAPH 7.3 OF LEASE—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.”  If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant’s request for the applicable assignment and/or subletting shall be deemed approved.

7.4Conditions To Landlord’s Consent

.  If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee.  The conditions are as follows:

(a)Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, if the requirements of this Article 7 are otherwise complied with.

(b)Each such sublessee or assignee having agreed, in writing reasonably satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

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(c)There shall not be an Event of Default on the date of such assignment or subletting.

(d)Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment, not to exceed $2,500 in any requested transaction. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)Tenant having delivered to Landlord a complete and fully-executed copy of such sublease agreement or assignment agreement (as applicable).

(f)Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals actually paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i)If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment with respect to the transfer of this Lease is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration (as defined below) so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

(ii)If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a commercially reasonable written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee with respect to the transfer of this Lease as and when such assignment consideration is so paid; or

(iii)If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a commercially reasonable written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals (as defined below) to be paid by such sublessee during the Lease Term.

7.5Assignment Consideration And Excess Rentals Defined

. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment with respect to the transfer of this Lease, without deduction for any costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees) incurred by Tenant in connection with such assignment, except that Tenant may first recover the costs of tenant improvements made in connection with the assignment and reasonable attorneys’ fees and third party, market rate leasing commissions paid in connection with the assignment, and (ii) the term “excess rentals” shall mean all consideration paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Leased Premises in excess of the Rent due to Landlord under the terms of this Lease for the portion subleased for the same period, after deducting the costs of tenant improvements made in connection with the sublease, any out-of-pocket economic concessions reasonably provided to the sublessee, and reasonable attorneys’ fees and third party, market rate leasing commissions paid in connection with the sublease.  Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or

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subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6Payments

.  All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due.  At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7Good Faith

.  The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.  If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.  Notwithstanding the foregoing, Tenant shall have the right to transfer any furniture, fixtures, equipment or other personal property of Tenant to a transferee for nominal consideration, or allow another to use such personal property at the Leased Premises during the Lease Term, consistent with market practices.

7.8Effect Of Landlord’s Consent

7.9.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Tenant hereby agrees as follows in connection with any assignment of this Lease:

(a)The liability of Tenant under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Tenant without having commenced any action or obtained any judgment against an assignee.  Tenant further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Tenant in any such action.  Tenant hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.

(b)If an assignee is in default of its obligations under this Lease (beyond all applicable notice and cure periods expressly set forth in this Lease), Landlord may proceed against either Tenant or the assignee, or both, or Landlord may enforce against Tenant or the assignee any rights that Landlord has under this Lease, in equity or under applicable law.  If this Lease terminates due to an assignee’s default or bankruptcy or similar debtor protection law, Landlord may enforce this Lease against Tenant, even if Landlord would be unable to enforce it against the assignee.  Tenant specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Tenant following any default (beyond all applicable notice and cure periods expressly set forth in this Lease) by an assignee.  Tenant hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord’s power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee’s liability; and (iii) all notices of the existence, creation, or incurring of new or additional obligations.  Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.

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(c)The obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall not be discharged or limited by any of the following events with respect to an assignee or Tenant:  (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a “Financial Proceeding”); of (ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity, unless Tenant is not the surviving corporation and ceases to exist following any transaction permitted under Paragraph 7.2(b) above; or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Leased Premises or the Lease.  Without limiting the foregoing, unless prohibited by public policy, Tenant hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Tenant to claim or obtain the benefit of any so called “capped claim” available to an assignee in any Financial Proceeding.  If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Tenant’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

(d)The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Tenant, but Tenant shall not be bound by such changes made without its consent to the extent its liability would be increased thereby.  This Lease may be assigned by Landlord or an assignee, and the Leased Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, with written notice to but without the consent of Tenant.  Tenant and Tenant’s assignee shall remain primarily liable for the performance of the Lease so assigned.  Without limiting the generality of the foregoing, Tenant waives the rights and benefits of California Civil Code Sections 2819 and 2820 with respect to any change to the Lease between Landlord and an assignee, and agrees that by doing so Tenant’s liability shall continue even if Landlord and an assignee alter any Lease obligations, as such liability may be limited by the first sentence of this subparagraph (d).

(e)Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.  No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party.  If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.  Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord.  No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases.  Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

7.9Permitted Occupants.   Notwithstanding any contrary provision of this Article 7, Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of any

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amounts under Paragraph 7.5 above, to permit the use, sharing and/or separate occupancy of up to twenty five thousand (25,000) rentable square feet of space in the Leased Premises, in the aggregate, to any individual or entity (collectively, “Permitted Occupants”) that (a) has an ongoing business relationship with Tenant (other than the dual occupancy of the Leased Premises), (b) performs services for Tenant as subcontractors under Tenant’s contracts, (c) is employed by persons or entities for whom Tenant is performing services on a contractual basis, or (d) is employed by persons or entities with whom Tenant is engaged in a joint venture or joint teaming effort, which use or occupancy shall include the use of a corresponding interior support area and other portions of the Leased Premises, on and subject to the following conditions: (i) each Permitted Occupant shall be of a character and reputation consistent with the quality of the Building; (ii) such use, sharing and/or occupancy of the Leased Premises shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignments and subletting or allocation of excess Base Monthly Rent pursuant to this Article 7; (iii) Tenant shall not permit such use by any entity or organization in a manner such that the density of use of any portion of the Leased Premises would materially and adversely increase the strain on the Building Systems beyond the manufacturer’s recommended specifications therefor or would violate any Laws, including but not limited to fire codes; (iv) the Permitted Occupants shall obtain all permits and licenses required by Laws for occupying and use of the Leased Premises, if such permits and licenses are needed in addition to those held by Tenant; (v) the Permitted Occupants shall be subject to and subordinate to and shall comply with all of the terms and provisions of this Lease, and any default by a Permitted Occupant shall also constitute a default by Tenant; (vi) no such use, sharing and/or occupancy shall relieve Tenant from any liability under this Lease; and (vii) all of Tenant’s indemnification, hold harmless, and defense obligations in this Lease shall also apply to any acts or omissions by, or claims made by or against, any Permitted Occupants.  Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding the identity of any such Permitted Occupants.  Any occupancy permitted under this Paragraph 7.9 shall not be deemed a transfer under this Article 7. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.  As used in this Lease, the term “Permitted Transferee” means any Assignee Affiliate or Permitted Occupant.

Article 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1Limitation On Landlord’s Liability And Release

.  Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to  property of Tenant or any of the Tenant Parties, or any loss to business, loss of  profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Buildings, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Buildings or the Leased Premises; (ii) the vandalism or forcible entry into the Buildings or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Buildings or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Buildings or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Buildings or the Leased Premises, except in each case that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful

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misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

8.2Tenant’s Indemnification Of Landlord

.  Tenant shall defend with competent counsel reasonably satisfactory to Landlord, any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Leased Premises or the Outside Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3Landlord’s Indemnification Of Tenant

.  Landlord shall defend with competent counsel reasonably satisfactory to Tenant any claims made or legal actions filed or threatened against Tenant with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring at the Property, to the extent each of the foregoing is caused by the gross negligence or willful misconduct of Landlord, and Landlord shall indemnify and hold Tenant harmless from any loss liability, penalties, or expense whatsoever resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Tenant.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

Article 9
INSURANCE

9.1Tenant’s Insurance

.  Tenant shall maintain insurance complying with all of the following:

(a)Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1).

(ii)Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)Business income/extra expense insurance at limits deemed sufficient by Tenant;

(iv)Reserved;

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(v)Boiler and machinery insurance, to limits sufficient to restore Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises;

(vi)Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

(vii)Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph with respect to the Leased Premises or the Property: (i) shall name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Tenant, and Tenant shall promptly notify Landlord of cancellation or lapse, and (vii) shall contain a so-called “severability” or “cross liability” endorsement.  Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Tenant and Tenant shall promptly notify Landlord of cancellation or lapse and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, and employees.

(c)Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurance certifying in form satisfactory to Landlord that a policy has been issued, providing the coverage required by this Paragraph and containing the provisions specified herein.  With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with on or prior to the expiration or cancellation of the policies being renewed or replaced.  If Landlord’s Lender reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender reasonably deems adequate.  In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance.

9.2Landlord’s Insurance

.  With respect to insurance maintained by Landlord:

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(a)Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months.  Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).  Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c)Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3Mutual Waiver Of Subrogation

.  Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, managers, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

Article 10
DAMAGE TO LEASED PREMISES

10.1Landlord’s Duty To Restore

.  If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4.  If this Lease is not so terminated, then Landlord shall commence to obtain all necessary governmental permits and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date.  Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord.  Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.  Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of

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Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2Insurance Proceeds

.  All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord.  If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant.  If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.  The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3Landlord’s Right To Terminate

.  Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate (“Landlord Termination Notice”) within thirty (30) days after the date of such damage or destruction:

(a)The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

(b)The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c)The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

Notwithstanding the foregoing, if Landlord elects to terminate this Lease in accordance with this Paragraph 10.3, Tenant may reject such termination right by providing written notice to Landlord within ten (10) business days after receipt of the Landlord Termination Notice.  Promptly following Tenant’s notice to reject the Landlord Termination Notice, the parties shall confer and jointly review the plans and cost estimates from Landlord’s architect and contractors.  Within ten (10) days after such conference, Tenant shall either (x) agree to pay the shortfall between the actual cost of restoration and the amount from the insurance proceeds as supplemented by Tenant hereby, on no less frequent than a monthly basis, and the Lease shall continue as if Landlord had not exercised its right to terminate under this Paragraph 10.3, or (y) decline to fund any restoration of the Leased Premises and accept Landlord’s termination of this Lease.  In the event Tenant does not respond to Landlord within the foregoing 10-day period, such non-response shall constitute Tenant’s decision to decline funding pursuant to clause (y) above.

10.4Tenant’s Right To Terminate

.  If the Leased Premises, the Buildings or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord with respect to the Leased Premises may be complete.  Tenant shall

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have the option to terminate this Lease (if Tenant is not then in default or after such default is cured if within the cure period, if any, expressly provided for in this Lease) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration, effective as of the date of the damage or destruction:

(a)If the time estimated to substantially complete the restoration exceeds twelve months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

(b)If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety (90) days from and after the date such restoration is commenced.

In addition to the rights set forth above, and notwithstanding Paragraph 10.3 above, if neither party terminates this Lease pursuant to this Paragraph 10 and the Leased Premises are not repaired or restored within eighteen (18) months after the date of such damage or destruction, then Tenant may terminate this Lease, effective as of the date of such damage or destruction, by written notice to Landlord given not later than thirty (30) days after the expiration of said 18-month period, but prior to substantial completion of such restoration.

10.5Tenant’s Waiver

.  Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6Abatement Of Rent

.  In the event of damage to the Leased Premises, the Buildings or the Outside Area which does not result in the termination of this Lease, then effective upon the date of such damage or destruction, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated in proportion in the degree to which Tenant’s use of the Leased Premises (during the restoration period) is impaired, if at all, by such damage.

Article 11
CONDEMNATION

11.1Tenant’s Right To Terminate

.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business.  Tenant must exercise such option within a reasonable period of time not to exceed sixty (60) days from and after the date the applicable portion of the Leased Premises is taken], to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2Landlord’s Right To Terminate

.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made

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before such taking, whether or not restored as required by Paragraph 11.3 below.  Any such option to terminate by Landlord must be exercised within a reasonable period of time not to exceed sixty (60) days from and after the date the applicable portion of the Leased Premises is taken, to be effective as of the date possession is taken by the condemnor.

11.3Restoration

.  If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4Temporary Taking

.  If a material portion of the Leased Premises is temporarily taken for a period of one hundred eighty (180) days or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect, and if applicable all rent shall be proportionately abated pursuant to Paragraph 11.6.  If any material portion of the Leased Premises is temporarily taken for a period which exceeds one hundred eighty (180) days or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5Division Of Condemnation Award

.  Any award made for any taking of the Property, the Buildings, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant.  In addition, Tenant shall have the right to file any separate claim available to Tenant for any of the costs described in clauses (i)-(iii).  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6Abatement Of Rent

. In the event of a taking of the Leased Premises which does not result in a termination of this Lease, then, as of the date possession is taken by the condemning authority, the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7Taking Defined

.  The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

Article 12
DEFAULT AND REMEDIES

12.1Events Of Tenant’s Default

.  Tenant shall be in default of its obligations under this Lease if any of the following events (each, an “Event of Default”) occur:

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(a)Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment twice during each twelve (12) month period of the Lease Term, and with respect to those two (2) late payments, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord.  After the notice has been given twice in any twelve (12) month period of the Lease Term, Landlord shall not be required to provide any further notices to Tenant.  Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

(b)Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Outside Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such default is not cured within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same, or regarding clause (ii) only, within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion;

(c)Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(d)Tenant shall have abandoned the Leased Premises; or

(e)Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant, and Tenant shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(f)Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(g)Tenant shall have allowed (or sought) to have entered against it a decree or order which:  (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

(h)Tenant shall have voluntarily availed itself of the protection of any debtor’s relief law, creditor moratorium law or other similar law for protection from creditors which does not require the prior entry of a decree or order; or

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(i)Tenant (or its affiliate) shall be in default of its obligations under a lease between Landlord (or its affiliate) and Tenant (or its affiliate) of all or a portion of the Proposed Building, beyond all applicable notice and cure periods, if any, expressly provided in such lease.

12.2Landlord’s Remedies

.  In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii)Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)Any action taken by Landlord or its partners, principals, members, managers, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination.  If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

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(d)In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used.  Such damages shall include, without limitation:

(i)The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following:  (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; plus

(v)The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter, to the extent not in duplication of any other recovery by Landlord under this Paragraph 12.2.

(e)Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received.  This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.  Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

12.3Landlord’s Default And Tenant’s Remedies

.  In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease

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until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period; provided that Landlord commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure such default.  In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4Limitation Of Tenant’s Recourse

.  Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Outside Areas.  If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals.  Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership or limited liability company; and

(c)No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5Tenant’s Waiver

.  Except if and as expressly provided herein to the contrary, Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

Article 13
GENERAL PROVISIONS

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13.1Taxes On Tenant’s Property

.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”).  Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term.  Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice.  Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease.  Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2Holding Over

.  This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1).  Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph.  Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that for the first three (3) months of such holdover period, the Base Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over, and thereafter shall be increased to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.  Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3Subordination To Mortgages

.  Subject to the terms of this Paragraph 13.3, this Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust (each, a “Mortgage”) which affect the Leased Premises or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within five (5) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments reasonably requested by Landlord or by the existing

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lessor or lender under any Mortgage (each, a “Mortgagee”) and reasonably acceptable to Tenant to assure the subordination of this Lease to such Mortgage.  However, if a Mortgagee shall advise Landlord that it requires this Lease to be made prior and superior to its Mortgage, then, promptly following written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all reasonable documents or instruments which Landlord and such Mortgagee reasonably deems necessary to make this Lease prior thereto.  Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future Mortgages shall be subject to and subordinate to this Lease.  However, if any current or future Mortgagee shall require that this Lease be made subject to and subordinate to such future Mortgage, then Tenant agrees, within five (5) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments reasonably requested by Landlord or by such Mortgagee necessary for the subordination of this Lease to such future Mortgage, but only if such Mortgagee first or simultaneously enters into an SNDA (as defined below) and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease beyond all applicable notice and cure periods expressly set forth in this Lease.  If Tenant shall fail to execute and deliver such documents or instruments within five (5) business days after Landlord’s request therefor, Landlord shall provide Tenant with a second written request which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES LANDLORD’S SECOND NOTICE OF ITS DEMAND PURSUANT TO PARAGRAPH 13.3 OF THE LEASE; TENANT’S FAILURE TO RESPOND TO THIS NOTICE WITH THE EXECUTED DOCUMENTS OR INSTRUMENTS WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN AN EVENT OF DEFAULT UNDER THE LEASE.”  If Tenant fails to respond to such second notice with the requested documents executed by Tenant within five (5) business days of receipt, such failure shall constitute an Event of Default, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other Event of Default.  If Landlord assigns this Lease as security for a loan, Tenant agrees to execute such commercially reasonable documents as are reasonably requested by the lender and reasonably acceptable to Tenant and to provide reasonable provisions in this Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust, but only if such lender first or simultaneously enters into an SNDA and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease beyond all applicable notice and cure periods expressly set forth in this Lease.  Notwithstanding anything to the contrary contained herein, the effectiveness of this Lease is conditioned upon Tenant’s receipt within thirty (30) days after the Effective Date of this Lease, of a commercially reasonable subordination nondisturbance and attornment agreement (“SNDA”) from any Mortgagee existing as of the date of this Lease, and if required by such Mortgagee, Tenant shall also execute such SNDA.  Notwithstanding the foregoing, this Lease and Tenant’s obligations hereunder shall not be affected or impaired in any respect should any such future Mortgagee decline to enter into such SNDA, except that this Lease shall not be subject and subordinate to the applicable Mortgage as provided in this Paragraph 13.3.

13.4Tenant’s Attornment Upon Foreclosure

.  Subject to Paragraph 13.3 above, Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes in writing Tenant’s rights under this Lease and agrees to assume all of the Landlord’s obligations under this Lease accruing from and after the applicable transfer, including the return of the Security Deposit in accordance with Paragraph 3.7.

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13.5Mortgagee Protection

.  In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale if reasonably necessary to effect a cure.

13.6Estoppel Certificate

.  Tenant will, following any request by Landlord, promptly execute and deliver to Landlord (and if applicable provide corrections to) an estoppel certificate substantially in form attached as Exhibit F, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property.  If Tenant shall fail to execute and deliver such estoppel certificate within five (5) business days after Landlord’s request therefor, Landlord shall provide Tenant with a second written request which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES LANDLORD’S SECOND NOTICE OF ITS DEMAND FOR TENANT’S ESTOPPEL CERTIFICATE PURSUANT TO PARAGRAPH 13.6 OF THE LEASE; TENANT’S FAILURE TO RESPOND TO THIS NOTICE WITH AN EXECUTED ESTOPPEL CERTIFICATE IN SUBSTANTIALLY THE FORM PROVIDED IN THE LEASE WITHIN FIVE (5) BUSINESS DAYS SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THE LEASE.”  If Tenant fails to respond to such second notice with an executed estoppel certificate in substantially the form provided in Exhibit F attached hereto within five (5) business days of receipt, such failure shall constitute an Event of Default, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other Event of Default.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Leased Premises, the Property, or any interest in them.

13.7Tenant’s Financial Information

.  Tenant shall, within ten (10) business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s most recent audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then all requirements of this Paragraph 13.7 shall be fulfilled by such filings.  Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein; provided that any such financial statements not filed with the SEC shall be confidential and shall not be disclosed by Landlord to any third party except as to the extent such Lender or purchaser agrees in writing to keep such information confidential.

13.8Transfer By Landlord

.  Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity; provided, however, that if Landlord sells the Building at any time before the Substantial Completion of the Landlord’s Work, such transferee shall expressly agree in writing to complete Landlord’s obligations with respect to the Landlord’s Work or the Landlord originally named herein (or any affiliate thereof with a net worth equal to at least that of Landlord as of the Effective Date) shall enter

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into a development agreement by and among the transferee and Tenant to complete Landlord’s obligations with respect to the Landlord’s Work.  Except as set forth in the immediately preceding sentence, in the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9Force Majeure

.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10Notices

.  Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:Ardenwood Ventures I, LLC

Three Embarcadero Center

Suite 2310

San Francisco, California 94111

Attention: Bill Doyle

with a copy to:Mintz Levin Cohn Ferris Glovsky and Popeo PC
44 Montgomery Street
36th Floor
San Francisco, California  94104
Attention:  Paul Churchill

If to Tenant:Personalis, Inc.

1330 O’Brien Drive

Menlo Park, California 94025

Attention:  Carol J. Tillis, VP Finance and Administration

with a copy to:Personalis, Inc.

1330 O’Brien Drive

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Menlo Park, California 94025

Attention:  Legal Department

with a copy to:Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Attention:  David L. Crawford

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11Attorneys’ Fees and Costs

.  In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12Definitions

.  Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto.  In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)Real Property Taxes

.  The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property,

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then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease.  Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources, transfer taxes, and any real estate taxes directly payable by Tenant or any other tenant of the Property (i.e., not paid by Landlord) under the applicable provisions of their respective leases. If Landlord receives a refund of Real Property Taxes or a credit against its future Real Property Taxes for any calendar year during the Lease Term for which Tenant paid Tenant’s Expense Share of Real Property Taxes, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Expense Share of the refund, net of any reasonable, actual out-of-pocket expenses incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord’s receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord’s obligation to so refund to Tenant any such refund or credit of Real Property Taxes shall survive such expiration or termination.  For the avoidance of confusion, it is the intention of the parties that there be no duplication of amounts payable by Tenant under this Paragraph 13.12(a) and 13.12(c) below.

(b)Landlord’s Insurance Costs

.  The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss; provided that if Tenant’s Tenant Expense Share of any earthquake deductible will exceed an amount equal to Two and 00/100 Dollars ($2.00) per square foot of the rentable area in the Leased Premises in a particular calendar year (the “Annual Casualty Deductible Cap”), then only an amount up to such Annual Casualty Deductible Cap shall be paid by Tenant in any calendar year, but Tenant’s Expense Share of excess amounts of such deductible shall be carried forward, subject to the same Annual Casualty Deductible Cap limitation, for payment in each subsequent year, up to the expiration or earlier termination of the Lease Term (as the same may be extended). If Tenant terminates this Lease under Article 10 as a result of a casualty, Tenant’s obligation to pay any deductible with respect to that casualty shall not exceed Fifty Thousand Dollars ($50,000) (if the casualty is not the result of an earthquake) or the Annual Casualty Deductible Cap (if the casualty is the result of an earthquake). If Landlord terminates this Lease under Article 10 as a result of a casualty, Tenant shall have no obligation to pay Landlord’s insurance deductible.

(c)Property Maintenance Costs

.  The term “Property Maintenance Costs” shall mean a professional management fee to Landlord equal to 2.75% of Base Monthly Rent (the “Management Fee”), regardless of whether Landlord performs such management services or contracts with a third-party provider, plus Tenant’s Expense Share of all other costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (ii) costs of employee shuttles and other transportation management efforts, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building.  To the extent any of the foregoing items constitute capital repairs or replacements

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under generally accepted accounting principles, consistently applied, and are not necessitated due to Tenant’s misuse of or failure to maintain the Leased Premises as required by this Lease, then only the amortizing portion of such capital repairs or replacements shall constitute Property Maintenance Costs; such amortization shall be over the useful life of the applicable repair or replacement, and shall employ an interest rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%).  Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall not be responsible for the payment of, and “Property Maintenance Costs” shall not include: (i) depreciation charges, penalties, premiums, interest and principal payments on mortgages and other debt costs, ground rental payments and real estate brokerage and leasing commissions incurred by Landlord; (ii) costs incurred for Landlord’s general overhead, including the operation of the business entity which constitutes Landlord, and any property or asset management fee in excess of the Management Fee; (iii) costs of selling or financing any of Landlord’s interest in the Property; (iv) costs incurred by Landlord which are actually reimbursed by other tenants of the Property or by insurance proceeds actually received by Landlord; (v) expenses incurred by Tenant or Landlord to the extent arising from the gross negligence or willful misconduct of Landlord in connection with this Lease; (vi) reserves in excess of commercially reasonable amounts for comparable properties; (vii) amounts paid as ground rental for the Property; (viii) costs incurred to comply with laws relating to the removal of Hazardous Materials which were present at the Property prior to the Lease Commencement Date and any costs incurred to remove, remedy, contain or treat Hazardous Materials brought onto the Property after the date hereof by Landlord, any Landlord Party or any other tenant of the Property; (ix) all costs of the Landlord’s Work and/or the development of the Proposed Building, including, but not limited to, any permitting, entitlements, construction, and project management fees; (x) any other costs or fees that would result in double charges under this Lease; and (xi) any costs expressly excluded from Property Maintenance Costs or Property Operating Expenses elsewhere in this Lease.

(d)Property Operating Expenses

.  The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e)Law

.  The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).  Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.

(f)Lender

.  The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)Rent

.  The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h)Restrictions

.  The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other

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recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

13.13General Waivers

.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach.  No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14Miscellaneous

.  Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  If this Lease is signed by an individual "doing business as " or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes.  Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason.  This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located.  The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural.  The terms “must,” “shall,” “will,” and “agree” are mandatory.  The term “may” is permissive.  The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.  Where Landlord’s consent is required hereunder, unless provided to the contrary, such consent shall not be unreasonably withheld, conditioned or delayed; provided that it shall be reasonable for any such consent to be withheld until Landlord’s receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender’s consent.  Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.  Where a party is obligated not to perform any act or is not permitted to perform any act, such party is also obligated to restrain any others reasonably within its

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control, including agents, invitees, contractors, subcontractors and employees, from performing such act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15Patriot Act Compliance.

(a)Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism.  In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Rent and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)Neither Tenant nor, to Tenant’s knowledge, any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

Article 14
LEGAL AUTHORITY
BROKERS AND ENTIRE AGREEMENT

14.1Legal Authority

.  Each of Landlord and Tenant represents and warrants to the other that (a) it is validly formed and duly authorized and existing, (b) it is qualified to do business in the State in which the Leased Premises are located, (c) it has the full right and legal authority to enter into this Lease, and (d) its signatory to this Lease is duly authorized to execute and deliver this Lease on its behalf in accordance with its terms.

14.2Brokerage Commissions

.

(a)Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Tenant’s Broker (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will

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indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of this Lease.

(b)Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Landlord’s Broker (as named in Article 1) with respect to this Lease, and that it will indemnify, defend with competent counsel, and hold Tenant harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason this Lease.

(c)Landlord shall be responsible for the payment of commissions to both Landlord’s Broker and Tenant’s Broker, to the extent, and when, as, and if, the same are earned, due, and payable pursuant to the terms of separate written agreements entered into by Landlord and each of such Brokers. Brokers are hereby notified that, notwithstanding any provision of this Lease to the contrary, except to the extent otherwise provided in subsequent written agreements entered into by Landlord and any such brokers, Landlord shall not pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease.  Neither of the Brokers is an intended beneficiary of this Lease, and such separate written agreements referred to above are the only agreements between Landlord and each of the Brokers with respect to the Property or this Lease.

14.3Entire Agreement

.  This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein.  No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4Landlord’s Representations

.  Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease.  Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters.  Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

Article 15
OPTIONS TO EXTEND

15.1Option to Extend

.  So long as Personalis, Inc. or a Permitted Transferee is the Tenant hereunder and occupies at least fifty percent (50%) of the Building (inclusive of subtenants and Permitted Transferees), and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the initial, unextended Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

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(a)Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the initial, unextended Lease Term or the expiration of the First Extension Period, as applicable;

(b)Anything herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default (beyond all applicable notice and cure periods expressly set forth in this Lease) under this Lease, either at the time Tenant exercises the applicable extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2Fair Market Rent

.  In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be the “Fair Market Rent” for the Leased Premises.  For purposes hereof, “Fair Market Rent” shall mean the base monthly rent and annual escalations for comparable properties of similar life science/biotech use in the Newark and Fremont Ardenwood areas, determined pursuant to the process described below.

No leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for any Extension Period.

15.3Tenant’s Election

. Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above.  Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof; or (iii) withdraw Tenant’s exercise of its extension right and forfeit such Extension Period.  Failure on the part of Tenant to affirmatively respond to Landlord within such thirty (30) day period shall constitute Tenant’s election to arbitrate in accordance with Paragraph 15.4 below.  If Tenant elects (or is deemed to elect) arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant’s election (or the expiration of the thirty (30) day response period if Tenant is deemed to have made such election), subject to extension for an additional thirty (30) day period if a third arbitrator is required and does not act in a timely manner.  To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay one hundred and three percent (103%) of the Base Monthly Rent due for the last month of the immediately preceding term, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4Rent Arbitration

.  In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the County of Alameda in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)If Tenant shall elect or be deemed to elect arbitration in accordance with Paragraph 15.3 above, then each party shall appoint an arbitrator on its behalf, in accordance with this Paragraph 15.4, and notify the other party of the name and address of its appointed arbitrator within fifteen (15) days of Tenant’s election or deemed election to arbitrate the issue of Fair Market Rent.  Each

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arbitrator shall be qualified as a licensed California real estate broker with at least ten (10) years of leasing experience in the Newark and Fremont Ardenwood areas who is familiar with the Fair Market Rent of similar life science/biotech space in the Newark and Fremont Ardenwood areas. If a party fails to notify the other party of the appointment of its arbitrator, within or by the time above specified, then the missing arbitrator shall be appointed by the other party hereto.

(b)In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent.  The two arbitrators shall be engaged solely to determine the amount of the Fair Market Rent for the Leased Premises for the applicable extension period.  If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a).  In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Alameda, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.  The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c)Where an issue cannot be resolved by agreement between the two arbitrators selected by or for Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure.  The arbitrator selected by each of the parties shall state in writing its determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party.  The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions.  The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates its determination of Fair Market Rent.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.  The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d)In the event of a failure, refusal or inability of any arbitrator to act, its successor shall be appointed by him or her, but in the case of the third arbitrator, its successor shall be appointed in the same manner as provided for appointment of the third arbitrator.  The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator.  Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties.  Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator equally, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine.  The arbitrators shall render their decision and award in writing with counterpart copies to each party.  The arbitrators shall have no power to modify the provisions of this Lease.

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Article 16
RIGHT OF FIRST OFFER

16.1Right of First Offer to Lease.

(a)In the event that Landlord determines to proceed with development of the Proposed Building, successfully processes all necessary entitlements, develops construction drawings, and obtains the required building permit(s) for the Proposed Building, and provided that Personalis, Inc. or a Permitted Transferee is then the Tenant hereunder, leases the entirety of the Building, and is not in monetary or material non-monetary default beyond any notice and cure period expressly set forth in this Lease, then prior to entering into a lease with a third party for any space in the Proposed Building, Landlord shall deliver a written notice (the “Landlord’s Notice”) to Tenant setting forth the material terms upon which Landlord is willing to lease such space in the Proposed Building, together with copies of the following to the extent then in Landlord’s possession (the “Additional Documents”): Landlord’s construction drawings, proposed construction schedule and any other non-privileged and non-proprietary materials reasonably requested by Tenant within five (5) business days after receipt of the Landlord’s Notice.  For the avoidance of doubt, Tenant’s right of first offer relates to any portion of the Proposed Building that Landlord intends to lease to a third party.

(b)Tenant shall notify Landlord in writing within ten (10) business days after receipt of the Landlord’s Notice of Tenant’s election to lease such space in the Proposed Building on the terms set forth in the Landlord’s Notice (“Tenant’s Election Notice”).  In the event Tenant delivers Tenant’s Election Notice within the time period required herein, then the parties shall within an additional period of ten (10) business days, negotiate and enter into an amendment of this Lease or a new lease in substantially the same form as this Lease, reflecting the terms set forth in the Landlord’s Notice and containing such conforming changes as are agreed to by Tenant and Landlord (the “Expansion Lease Document”), each agreeing to be reasonable.

(c)Failure of Tenant to deliver Tenant’s Election Notice within the forgoing ten (10) business day period shall be deemed an election by Tenant to not lease such space in the Proposed Building.

(d)Failure of Tenant to enter into the Expansion Lease Document within the forgoing ten (10) business day period shall be deemed an election by Tenant to not lease such space in the Proposed Building.

(e)If Tenant elects or is deemed to have elected not to lease such space in the Proposed Building, then Landlord shall be free to lease all or a portion of the Proposed Building to a third party on such terms as shall be agreed upon by Landlord and such third party, subject to this subparagraph (e) and subparagraph (f) below.  In the event that Landlord proposes to do so at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety-five percent (95%) of the Net Effective Rental Rate specified in Landlord’s Notice, Tenant’s rights under this Paragraph 16.1 shall be revived and Landlord shall deliver a revised Landlord’s Notice (the “Revised Landlord’s Notice”) offering to lease space in the Proposed Building to Tenant at such proposed lower rate and Tenant shall have the right to lease space in the Proposed Building on the terms set forth in such Revised Landlord’s Notice, by notice to Landlord given within five (5) business days after Tenant’s receipt thereof.  As used in this Lease, the term “Net Effective Rental Rate” shall mean the net present value of the rent and additional rent payable under the terms of Landlord’s Notice, taking into account any allowances and the fair market value of any work to be performed by Landlord at its sole expense in connection with any such proposed transaction using a discount rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%).

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(f)If Tenant declines to lease such space in the Proposed Building (whether by election, deemed election, refusal or otherwise as provided in subparagraph (a) above), and Landlord fails to lease such space within six (6) months after such election or deemed election, then Tenant’s rights under this Paragraph 16.1 shall be revived and Landlord shall deliver a Revised Landlord’s Notice and Tenant shall have the right to lease such space in the Proposed Building on the terms set forth in such Revised Landlord’s Notice, by notice to Landlord given within ten (10) business days after Tenant’s receipt thereof.

(g)Anything in this Lease to the contrary notwithstanding, Tenant shall not have the right to deliver Tenant’s Election Notice during any period that Tenant is in in monetary or material non-monetary default (beyond all applicable notice and cure periods expressly set forth in this Lease) under any of the terms, covenants or conditions of this Lease with respect to which it has received a written notice from Landlord if such default remains uncured, and the time periods provided for herein shall not be tolled or extended during Tenant’s cure thereof, but the foregoing shall not be read to prevent Tenant from curing the applicable default and then delivering Tenant’s Election Notice once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease, and Tenant’s Election Notice is delivered within the time periods provided above.

Article 17
TELECOMMUNICATIONS

17.1Telecommunications Service.  Notwithstanding any other provision of this Lease to the contrary:

(a)Landlord shall have no responsibility for providing to Tenant any telecommunications equipment of any kind, including but not limited to wiring and cabling, within the Leased Premises or for providing telephone or telecommunications service or connections from the utility to the Leased Premises; and

(b)Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant accepts the telecommunications equipment in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telecommunications services to the Leased Premises.  Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telecommunications service.

Article 18
FURTHER DEVELOPMENT

18.1Further Development and Subdivision.  Notwithstanding anything to the contrary contained herein, Landlord itself and through its agents, employees and contractors shall be entitled to further improve the Property, including without limitation by modifying the Site Plan and/or the Parcel Map, by adjusting the boundaries of the Property (or the parcels comprising it) including but not limited

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to adding other property to it and/or by constructing the Proposed Building and improvements ancillary thereto.  Such development efforts by Landlord may include, without limitation, the relocation, restriping, or reconfiguration of the parking areas, application for building permits use permits, and other development approvals, parcelization, lot combination or merger, or lot line adjustment of the Property, and construction of the Proposed Building.  Tenant agrees to execute such reasonable documents and take such actions as reasonably necessary to assist Landlord with such efforts and actions, provided the Required Conditions (as defined below) are satisfied.  Tenant agrees that such efforts and actions of Landlord shall not constitute constructive eviction of Tenant from the Property or the Leased Premises.  Following any parcelization, lot combination or merger, or lot line adjustment of the Property after which the Required Conditions are satisfied, Landlord and Tenant agree to amend this Lease to conform the descriptions of the Property and Outside Areas, and (subject to there being no decrease in the number of parking spaces to which Tenant is entitled) the parking areas contained herein, to the parcelization, lot combination or merger, lot line adjustment, or reconfiguration.  Landlord agrees to minimize the disruption of Tenant’s use of the Leased Premises, the Building, the Outside Areas and the Project to the extent reasonable, given Landlord’s efforts and actions described herein.  In connection with any subdivision, parcelization, lot combination or merger, or lot line adjustment involving the Property, Landlord may amend the description of the Outside Areas.  Landlord’s right to exercise any of the foregoing rights shall be subject to Landlord’s satisfaction of the Required Conditions.

18.2Required Conditions.  As used in this Lease, satisfaction of the “Required Conditions” means the satisfaction of each of the following conditions and criteria as a condition precedent to the referenced action or event: (i) Tenant’s access to the Leased Premises is not materially adversely affected thereby, (ii) Tenant’s parking ratio under Article 1 hereof is not reduced thereby, Tenant’s right to exclusive parking proximate to the Building shall be unaffected and unchanged, and the parking layout of the Property shall not create additional liability to Tenant for persons accessing Tenant’s parking areas, it being agreed that should Landlord have the ability under this Lease to permit non-tenants of the Property to access the parking areas, Landlord shall designate a path of foot traffic for such non-tenants that does not cross Tenant’s parking areas; (iii) once any adjustments to the Parcel Map (including subdivision or lot line adjustments) have been completed and the final Site Plan and Parcel Map have been approved by the City, the Property must constitute one or more separate legal parcels that do not include any other land; (iv) no buildings (or additions to existing buildings) can be constructed on the Property other than the Building and the Proposed Building, (v) there shall be no material interference with Tenant’s use of the Leased Premises, provided, however, that Tenant agrees that interference caused by the construction of the Proposed Building shall not constitute interference for purposes of this Lease so long as Landlord uses standard construction practices designed to minimize interference with Tenant’s use of the Leased Premises during such construction; (vi) Tenant’s obligations under this Lease shall not be materially increased and Tenant’s rights under this Lease shall not be materially decreased; and (vii) Tenant’s signage rights set forth in Paragraph 4.6 below shall not be diminished.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

Ardenwood Ventures I, LLC,
a Delaware limited liability company

By:/s/ Anthony MaarekDated: August 25, 2021

Printed Name:   Anthony Maarek

Title:Duly authorized by NJJ Real Estate California, Inc.

TENANT:

PERSONALIS, INC.,

a Delaware corporation

By: /s/ Aaron TachibanaDated: August 24, 2021

Printed Name:   Aaron Tachibana

Title: CFO

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EXHIBIT A

SITE PLAN SHOWING EXISTING BUILDING

DUMBARTON CIRCLE
(72' R/W) (A PUBLIC ROAD)
PARCEL 6
Landscape
MATCH LINE SEE SHEET 3

ALTA/NSPS LAND TITLE SURVEY
OF
...00 DUMBARTON CIRCLE AND 34793 ARDENTECH COURT
FOR
DRAWBRIDGE REALTY
CALIFORNIA

KIER+WRIGHT

Exhibit A

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EXHIBIT B

DRAFT SITE PLAN SHOWING PROPOSED BUILDING

Save Attachments

DUMBARTON
CIRCLE
PARKING NOTE:
Offices, business and professional, finance, savings and loan, insurance, real estate 3.3 per KSF
For a 75,000 s.f building, 248 parking spaces required. (254 Provided)
For existing 100,000 s.f. building 333 parking spaces are required. (405 provided)
EXISTING STI BUILDING
LANDS OF SCIENTIFIC TECHNOLOGY INC.
LLA 94-10
94333046 OR
(N) TWO-STORY BUILDING
124'-0"
240'-0"
(N) SITE PLAN
KOBZA
6600 DUMBARTON CIRCLE
NEW SITE PLAN
A-1

Exhibit B

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EXHIBIT C

WORK LETTER

THIS TENANT WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the initial improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit.  In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control.  All capitalized but undefined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1.

Landlord’s Work.  Landlord shall obtain all necessary governmental approvals and permits to cause Landlord’s contractor to complete, with reasonable diligence in a good and workmanlike manner, the improvements listed on Exhibit A attached hereto and any necessary work ancillary thereto (the “Landlord’s Work”) to be constructed and Substantially Completed (as hereinafter defined), no later than the Intended Commencement Date, subject to Tenant Delays (as hereinafter defined) or delays caused by Force Majeure, or advancement due to Landlord Delays (as hereinafter defined).  “Substantial Completion”, “Substantially Completed” or other derivations shall mean (a) the completion of construction of the Landlord’s Work, with the exception of any punch list items that do not materially interfere with Tenant’s ability to access or operate within the Leased Premises or Tenant’s ability to obtain a certificate of occupancy for the Building.  Landlord shall use commercially reasonable efforts to cause correction of any punch list items within sixty (60) days of Substantial Completion of the Landlord’s Work.  Landlord shall use commercially reasonable efforts to enforce any and all warranties provided by the general contractor and its subcontractors for the Landlord’s Work (including any Building Systems which are components of the Landlord’s Work); provided, however, that at any time after the first anniversary of the Commencement Date, rather than enforce such warranties, Landlord may elect to assign such warranties to Tenant for enforcement by Tenant.  The parties agree to coordinate and reasonably cooperate to perform, and cause their contractors to perform, all work within the Leased Premises during the Early Access Period, as more specifically provided in Paragraph 2.4 of the Lease.

2.

Tenant Improvements.  Tenant shall cause the Tenant Parties to construct, furnish or install all improvements, equipment or fixtures, that Tenant deems reasonably necessary for Tenant’s intended use of the Leased Premises, including laboratory, research and development, and manufacturing facilities, which shall include, without limitation, a new freight elevator (collectively, the “Tenant Improvements”). Tenant shall cause the Tenant Parties to complete construction of the Tenant Improvements for the entirety of the Leased Premises.  Tenant shall also be responsible for the cost of any alterations to the Building to comply with applicable Laws to the extent solely required as a result of the Tenant Improvements; provided that Tenant shall not be responsible for any alterations required of Landlord under the Lease or this Work Letter.  Tenant has engaged and Landlord has approved (i) Crew Universal as its consultant to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”), and (ii) DES Architects + Engineers as its architect for the Tenant Improvements (“Tenant Improvement Architect”). Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by the Tenant Improvement Architect and to be constructed by GCI, Inc. or another general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord (“Tenant Improvement Contractor”).  Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager.  Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter.

Exhibit C

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The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”).  Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 12 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved.  If Landlord has approved Tenant’s drawings subject to modifications, Tenant shall have five (5) business days from the receipt of such modifications to accept or resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) business days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.  The parties shall follow the foregoing process until the Tenant Improvement Space Plans are approved.  Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement.  Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Space Plans if they present a Design Problem. As used in this Work Letter, the term “Design Problem” means that the proposed component of the Tenant Improvements affects the structural aspects of the Building, or could reasonably be expected to (i) have a material adverse effect on the Building or Building Systems, (ii) trigger any obligation of Landlord to make the Building comply with Laws (unless Tenant pays for the cost of such compliance), (iii) vitiate or otherwise reduce any warranty for Landlord’s benefit with respect to the Building or Property, (iv) increase Landlord’s maintenance or repair costs with respect to the Building or Property unless such costs are paid by Tenant as billed by Landlord, (v) conflict with applicable codes or other Laws, (vi) affect the exterior appearance of the Building, or (vii) increase the cost of construction of the Landlord’s Work.

Tenant Improvement Design Development Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”).  Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.   If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 12 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord’s return to Tenant of the drawings

Exhibit C

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originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. The parties shall follow the foregoing process until the Tenant Improvement Design Development Plans are approved.  Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Design Development Plans if they present a Design Problem.

Tenant Improvement Working Drawings:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”).  Within five (5) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 12 point font and bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER—FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL.” If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. The parties shall follow the foregoing process until the Tenant Improvement Working Drawings are approved.  Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Working Drawings if they present a Design Problem.

Final Tenant Improvement Plans:  Tenant shall submit the approved Tenant Improvement Working Drawings to the City of Fremont Building Department for a Tenant Improvement building permit prior to the commencement of such work; provided, however, that so long as an authorized individual at the City has agreed in writing on behalf of the City (which may be by written approvals on form applications) to allow portions (e.g., demolition and framing) of the Tenant Improvement work to commence prior to issuance of the applicable building permit, and a copy of such writing is delivered to Landlord prior to commencement of such work, then (i) the submittal of the Tenant Improvement Working Drawings may occur contemporaneously with the commencement of the applicable portions of the Tenant Improvement work, and (ii) Tenant may proceed with the work so authorized by the City, subject to satisfaction of any conditions contained in said writing.  The Tenant Improvement Working Drawings as modified by the City of Fremont are defined herein as the “Final Tenant Improvement Plans.”  Within one (1) business day after receipt, Tenant shall deliver to Landlord a copy of the City of Fremont building permit for the Final Tenant Improvement Plans.

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.  As used herein, the term “Material Changes” shall mean: a change to the Final Tenant Improvement Plans that exceeds Fifty Thousand Dollars ($50,000) in cost or could reasonably be expected to result in a Design Problem.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers

Exhibit C

110015197v.8

and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers.  Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers.  Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects, engineers and project/construction managers.

The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable Laws and Restrictions.  Tenant or the Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and the Tenant Improvement Contractor’s subcontractors shall carry worker’s compensation insurance for their employees as required by law.  The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least thirty (30) days’ prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction ten (10) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day thereafter.  Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Alameda, a Notice of Nonresponsibility.

Tenant shall, and shall cause Tenant’s Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable.  All work to be performed inside or outside of the Building during the period of Landlord’s construction of the Landlord’s Work shall be coordinated with Landlord.  Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.

Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Landlord’s Work.  Landlord, at Landlord’s sole cost and expense, shall clear debris resulting from the Landlord’s Work construction as necessary so as not to interfere with the construction of the Tenant Improvements.  No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord.  If a party fails to comply with the immediately preceding sentence, the other party may, after written notice to such non-complying party, remove it at the non-complying party’s cost and expense.  During the Early Access Period, storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s contractor.  Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Outside Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction.

Tenant shall submit to Landlord within thirty (30) days after Tenant’s receipt:  a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Fremont inspector and the Temporary Certificate of Occupancy from the City of Fremont.

Tenant shall submit to Landlord two USBs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans, and one paper hard-copy of same.

Exhibit C

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Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

3.	Project Costs. The costs and expenses of the development and construction of the Landlord’s Work and the Tenant Improvements (“Project Costs”) shall be paid in accordance with this Paragraph 3.

(a)Landlord’s Work.  The costs and expenses of the development and construction of the Landlord’s Work shall be paid by Landlord at its sole cost and expense and not as part of Property Operating Expenses.

(b)Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements,(which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements, laboratory and office improvements, wiring and cabling costs, and cubicle costs and the construction supervision fee payable to Landlord in an amount equal to the lesser of (i) $150,000, and (ii) 1.5% of the cost (excluding such fee) of the Tenant Improvements; provided that so long as Tenant is not in default under the Lease beyond all applicable notice and cure periods, Landlord shall contribute a maximum of $150 per rentable square foot, for an aggregate maximum of (a) $15,121,200 (the “Tenant Improvement Allowance”), which shall be utilized only building improvements to the Building, the Generator and for any related costs, including but not limited to design, engineering, construction, furniture and equipment appurtenant to the Leased Premises, cabling, project management fees, moving expenses, and signage, plus (b) the additional sum of $350,000 (the “Elevator Allowance”) to be used by Tenant to partially defray the cost of the freight elevator to be installed by Tenant.  The Tenant Improvement Allowance shall be available to Tenant until the later of (i) December 1, 2022, as may be delayed by Force Majeure and Landlord Delays, and (ii) the date that is thirty (30) months after the Lease Commencement Date (the “TI Allowance Deadline”), after which Tenant shall have no further right to request any unrequested portion of the Tenant Improvement Allowance.  The Elevator Allowance shall be available to Tenant until December 31, 2026, as may be delayed by Force Majeure and Landlord Delays (the “Elevator Allowance Deadline”; together with the TI Allowance Deadline, each an “Allowance Deadline”), after which Tenant shall have no further right to request any unrequested portion of the Elevator Allowance.  Landlord acknowledges that Tenant may complete pre-construction, construction and installation of the freight elevator in phases over the course of the Term of the Lease, and agrees to make payments (which may be in multiple draws) of the Elevator Allowance to Tenant in accordance with this Paragraph 3.  Subject to the applicable Allowance Deadline, based upon applications for payment prepared, certified and submitted by Tenant as described below, Landlord shall make progress payments from the Tenant Improvement Allowance or Elevator Allowance to Tenant in accordance with the provisions of this Paragraph 3 as follows:

(i)Not later than the 25th day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, certified as correct by an authorized representative of Tenant and by Tenant’s architect, for payment of Landlord’s pro rata portion (as determined pursuant to subsection (iii) below) of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month.  Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:

Exhibit C

110015197v.8

(A)Invoices and canceled checks.

(B)Fully executed conditional lien releases in the form prescribed by law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.

(C)Tenant Improvement Contractor’s worksheets showing percentages of completion.

(D)Tenant Improvement Contractor’s certification as follows:

“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”

(ii)Tenant shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

(iii)Prior to the TI Allowance Deadline, on or before the 30th day following submission of the application for payment, so long as Tenant is not in monetary default, or material non-monetary default beyond the expiration of any notice and cure periods expressly set forth in the Lease or this Work Letter, under the terms of this Work Letter or the Lease, Landlord shall pay a share of such payment pari passu with Tenant, determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is $20,000,000 (i.e., the total amount set forth in the “Initial TI Budget,” defined herein as a budget including in reasonable detail the estimated construction cost of all Tenant Improvement work and materials for the entire Leased Premises, and the estimated cost of all professional services, fees and permits in connection therewith).  In this regard, it shall be a condition to Landlord’s obligation to make any disbursement of the Tenant Improvement Allowance that Tenant first shall have finalized and delivered to Landlord the Initial TI Budget. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of such Tenant Improvement work, all billings shall be paid entirely by Tenant.  If upon completion of the Tenant Improvement Work and payment in full to the Tenant Improvement Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Tenant Improvement Work, architects’ and engineers’ fees, permits and fees theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Tenant Improvement work up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord.  Landlord shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Tenant Improvement Work. In no event shall Landlord have any responsibility for the cost of the Tenant Improvement Work in excess of the Improvement Allowance.  Landlord shall have no obligation to make any payments to Tenant Improvement Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Tenant Improvement work have, in fact, been paid.

Exhibit C

110015197v.8

(iv)Following the TI Allowance Deadline until the Elevator Allowance Deadline, Landlord shall pay the amounts requested by Tenant, on or before the 30th day following submission of the application for payment, so long as Tenant is not in default under the terms of this Work Letter or the Lease (beyond all applicable notice and cure periods).  Landlord shall have no obligation to advance the Elevator Allowance to the extent it exceeds the total cost of Tenant’s freight elevator, including, without limitation, all costs of pre-construction, construction, installation, equipment and assembly thereof. In no event shall Landlord have any responsibility for the cost of the freight elevator in excess of the Tenant Improvement Allowance and the Elevator Allowance.

(c)Evidence of Completion of Improvement Work.  Upon the completion of the Improvement work, Tenant shall:

(i)Submit to Landlord a detailed breakdown of Tenant’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

(ii)Submit to Landlord evidence showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, the building permit for the Tenant Improvements signed off by the applicable governmental authorities and authorization for physical occupancy of the Building.

(iii)Submit to Landlord the as-built plans and specifications referred to above.

4.Assignment of Rights Against Architect, Contractor, etc.  Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc., relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights.   Landlord acknowledges and agrees that Landlord can enforce the same only if an Event of Default by Tenant has occurred. Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so.  Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Exhibit B hereto, consenting to the foregoing assignment.

5.Completion; Delay.

(a)If Landlord shall be actually delayed in Substantially Completing the Landlord’s Work beyond the Intended Commencement Date as a result any of the following (collectively, “Tenant Delays”):

1.Any interference with the Landlord’s Work due to entry into the Building by Tenant, or any of Tenant’s agents, employees, licensees, contractors or subcontractors, which actually results in the delay of Substantial Completion of the Landlord’s Work beyond the Intended Commencement Date; or

2.Any matters specifically identified elsewhere in this Work Letter or in the Lease as Tenant Delays,

then the date upon which Substantial Completion of the Landlord’s Work is deemed to have occurred shall be advanced by the cumulative duration of such Tenant Delays, and the date upon which the Lease Commencement Date shall be deemed to have occurred in advance by the cumulative duration of such

Exhibit C

110015197v.8

Tenant Delays.  A Tenant Delay shall not be deemed to have commenced until Landlord has provided written notice to Tenant that a Tenant Delay is occurring.

(b)Landlord Delay.  A “Landlord Delay” means the length of any actual delay in the permitting, construction or completion of the Landlord’s Work or Tenant Improvements which actually and directly delays Substantial Completion of the Landlord’s Work beyond the Intended Commencement Date or materially delays substantial completion of the Tenant Improvements, which (a) is not caused by Force Majeure, and (b) is caused by:

1.Any interference with the Tenant Improvements due to entry into the Building by Landlord, or any of Landlord’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Tenant Improvements or materially interferes with Tenant’s access to the Building or the Property during the Early Access Period; or

2.Any unreasonable delay or failure of Landlord to fulfill its obligation to obtain any permits, inspections or approvals for the Landlord’s Work or Landlord’s other obligations with respect to the Property; or

3.Any matters specifically identified elsewhere in this Work Letter or in the Lease as Landlord Delays,

then the date upon which the Lease Commencement Date is deemed to have occurred shall be delayed by the cumulative duration of such Landlord Delays

6.Arbitration.  All disputes under this Work Letter shall be submitted to arbitration under the office of JAMS in the County of Alameda, California, and shall be conducted pursuant to its Streamlined Arbitration Rules and Procedures (and Landlord and Tenant hereby submit to arbitration of such matter by JAMS and the determination of such arbitrator shall be final and binding upon both Landlord and Tenant).

7.Communications.  For the avoidance of doubt, communications in the ordinary course of completing the Landlord’s Work and the Tenant Improvements (including, without limitation, transmittals of plans and approvals thereof) may be conducted by electronic mail, in lieu of the notice provisions in Paragraph 13.10 of the Lease; provided, however, that any such communications must include a request to confirm receipt and if such confirmation is not received by the sender within one day, the provisions of Paragraph 13.10 must be complied with.

Exhibit C

110015197v.8

EXHIBIT A TO WORK LETTER

LANDLORD’S WORK

1.	Remove and replace existing exterior window glazing to provide a fresh and modern look as well as with an energy efficient glazing product.
2.

Landlord to decide by August 31, 2021, which items of personal property it desires to retain, and will remove those items as a component of Landlord’s Work.  Removal of any remaining items shall be Tenant’s responsibility.

3.	Paint the exterior of the building.
4.	Provide new landscaping around the exterior of the Building approximately as noted on the Site Plan.
5.	Resurface, paint, or repair the existing parking lot.
6.	Install one roll-up door or the equivalent sliding glass doors for Lessee to receive UPS and FedEx deliveries.
7.	Clear area around Loading Dock and ensure the Dock is in a functioning condition.
8.

Perform any exterior changes required to comply with accessibility laws, except to the extent non-compliance is a result of the Tenant Improvements; in other words, this obligation will be deemed satisfied if such compliance would have been achieved upon completion Landlord’s Work had work on the Tenant Improvements not yet been commenced

Exhibit C

110015197v.8

EXHIBIT B TO WORK LETTER

FORM OF CONSENT TO ASSIGNMENT

This Consent to Assignment (“Consent”) is dated as of this __ day of ___________, 2021, by __________________, a ______________ ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of _________________________, LLC, a Delaware limited liability company (“Landlord”).

Recitals

A.Landlord and __________________, a _______________ (“Tenant”) entered into that certain Lease Agreement dated as of ___________, 2021 (the “Lease”) for premises located in the City of __________, County of ___________, State of California, commonly known as or otherwise described as _________________ Road, Suite __, ___________, California; and

B.Exhibit B to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].

Agreement

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 4 of the Work Letter.

In Witness Whereof, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

[Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant]
•By: _______________________________________________ •Title: ______________________________________________
•By: _______________________________________________ •Title: ______________________________________________

Exhibit C

110015197v.8

EXHIBIT D

LEASE COMMENCEMENT DATE CERTIFICATE

This LEASE COMMENCEMENT CERTIFICATE (“Certificate”) is made this ____________ day of ____________________, 202_, by and between _____________ ___________________________, a ____________________ (“Landlord”), and ________________, a _______________ (“Tenant”), and is attached to and made a part of that certain Lease dated as of August 24, 2021, by and between Landlord and Tenant (the “Lease”).

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the Lease Commencement Date as defined in the Lease is __________, 202_.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.

LANDLORD:

_______________________,
a ______________________

By:____________________
Its:____________________

TENANT:

_______________________,
a ______________________

By:____________________
Its:____________________

Exhibit D

110015197v.8

EXHIBIT E

LETTER OF CREDIT TEXT SAMPLE

Article 19L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

A.	Ardenwood Ventures I, LLC
B.	a Delaware limited liability company

Three Embarcadero Center, Suite 2310

San Francisco, California 94111

Attention: Bill Doyle

APPLICANT:

pERSONALIS INC

1330 obrien drive

menlo park, ca 94025

AMOUNT:	US$1,790,350.08 (oNE million sEVEN hundred NINETY thousand thrEE HUNDRED FIFty AND 08/100 U.S. DOLLARS)

EXPIRATION DATE:ONE YEAR FROM ISSUANCE

PLACE OF EXPIRATION:ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION

Exhibit E

110015197v.8

AT THE BANK’S OFFICE AS DEFINED BELOW OF YOUR DRAFT AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED HERETO. NO OTHER EVIDENCE OFAUTHORITY, CERTIFICATE, OR DOCUMENTATION IS REQUIRED.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE.  IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION AT THE BANK’S OFFICE AS DEFINED BELOW OF YOUR DRAFT AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED HERETO.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

facsimile presentations are ALSO permitted.  each facsimile transmission shall be MADE AT:  (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE.  ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT "B" DULY EXECUTED.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.  EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT

Exhibit E

110015197v.8

NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK

___________________________

AUTHORIZED SIGNATURE

EXHIBIT "A"

DATE: _______________REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                           US$_________________

USDOLLARS _____________________________________________________________________

        _________________________________________________________________________________

       DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

       LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO: SILICON VALLEY BANK

3003 TASMAN DRIVE            _______________________________

SANTA CLARA, CA 95054       (BENEFICIARY'S NAME)

                                                                                                  ...............................................................

                                                                                                                Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE

SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

Exhibit E

110015197v.8

4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716

EXHIBIT B

TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK

       3003 TASMAN DRIVERE: IRREVOCABLE STANDBY LETTER OF CREDIT

       SANTA CLARA, CA 95054                                          NO. _____________ ISSUED BY

       ATTN: GLOBAL TRADE FINANCE                           SILICON VALLEY BANK, SANTA CLARA

       STANDBY LETTERS OF CREDIT                     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________

(NAME OF TRANSFEREE)

_________________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

Exhibit E

110015197v.8

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

    SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_________________________________________________

   (Name of Bank)

_________________________________________________

  (Address of Bank)

_________________________________________________

(City, State, ZIP Code)

_________________________________________________

          (Authorized Name and Title)

_________________________________________________

                               (Authorized Signature)

_________________________________________________

                                (Telephone number)

SINCERELY,

_____________________________

     (BENEFICIARY’S NAME)

_____________________________

(SIGNATURE OF BENEFICIARY)

_____________________________

        (NAME AND TITLE)

Exhibit E

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EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

__________________, 20__

_____________________________

_____________________________

_____________________________

_____________________________

Re______________________

______________, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, 2021, between _____________ LLC, a Delaware limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”).  A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A.  At the request of Landlord in connection with [____________ State reasons for request for estoppel certificate ____________], the undersigned hereby certifies as of the date hereof to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1.The undersigned is the tenant under the Lease.

2.The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3.There is no presently exercisable defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease, nor is Tenant aware of there being a basis (with the giving of notice, the passage of time, or both) for such a defense, offset, claim, or counterclaim. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4.All improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full. [DRAFTING NOTE: If any Landlord work is not completed or any allowances are not fully funded as of the date the estoppel is sent to Tenant, revise accordingly.]

5.The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6.The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

Exhibit F

110015197v.8

7.The current monthly base rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

8.The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease.  Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.

9.The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

10.There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].  Nothing in this estoppel certificate shall be deemed to amend, modify or alter the Lease; however, Tenant agrees that it shall be estopped from taking a position vis a vis Purchaser, Lender, or their successors or assigns, that conflict with the statements set forth in this estoppel.  This estoppel certificate is delivered in good faith and shall not subject the undersigned or the individual signatory to any liability (other than estoppel effect) for any purpose, including, without limitation, damages for inaccuracies, errors or omissions.

Very truly yours,

__________________________

By:

Name:

Title:

Exhibit F

110015197v.8